                                PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (Amendment No. 2)

Filed by the Registrant  __x__

Filed by a Party other than the Registrant ____

Check the appropriate box:

__x__  Preliminary Proxy Statement

_____ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

_____  Definitive Proxy Statement

_____  Definitive Additional Materials

_____  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                               BOOK CENTERS, INC.
                               ------------------
               (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

_____  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

_____ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

_____  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
            __________________________________________________________________.

       (2)  Aggregate number of securities to which transaction applies:
            __________________________________________________________________.

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            __________________________________________________________________.

       (4)  Proposed maximum aggregate value of transaction:
            __________________________________________________________________.

       (5)  Total fee paid:
            __________________________________________________________________.

__x__  Fee paid previously with preliminary materials.

__x__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:  $7.44

       (2) Form, Schedule or Registration Statement No.: Schedule 13E-3 Transaction Statement

       (3)  Filing Party:  Book Centers, Inc.

       (4)  Date Filed:  April 26, 1996

                              BOOK CENTERS, INC.
                           5600 N.E. Hassalo Street
                            Portland, Oregon 97213



                                 August 20, 1996



Dear Fellow Stockholder:


     You are cordially invited to attend a Special Meeting of the Stockholders (the "Special Meeting") of Book Centers, Inc. (the "Corporation") to be held at the offices of Book Centers, Inc., 5600 N.E. Hassalo Street, Portland, Oregon 97213, on Tuesday, September 10, 1996, at 10:00 a.m., local time.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt Articles of Amendment to the Corporation's Restated Articles of Incorporation ("Articles of Amendment") providing (a) for a reduction of the number of authorized shares of Common Stock from 50,000,000 to 500 (such new shares of Common Stock to be referred to herein as the "New Common Stock"), (b) for a 100,000 to one reverse stock split of the Corporation's Common Stock, and (c) for a cash payment of nine cents per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to any stockholders who, after the Reverse Stock Split, own less than one share of New Common Stock (items (a), (b), and (c) will be considered one proposal and referred to herein as the "Reverse Stock Split").

     The text of the proposed Articles of Amendment is set forth in Annex A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the stockholders of the Corporation, other than Messrs. Daniel P. Halloran and Barry E. Fast, executive officers, directors, and also stockholders of the Corporation, will cease to be stockholders of the Corporation or to have any equity interest in the Corporation, such stockholders will receive the Cash Consideration for each share of Common Stock of which they are the owner, and the Corporation will no longer file any reports with the Securities and Exchange Commission.

     If the proposed Reverse Stock Split is approved, a stockholder who strictly complies with the requirements of Sections 60.551 to 60.594 of the Oregon Business Corporation Act (the "OBCA") may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock as determined under Sections 60.551 to 60.594 of the OBCA. A stockholder who wishes to assert such dissenter's rights must deliver to the Corporation a written notice before the vote on the Reverse Stock Split at the Special Meeting of such stockholder's intent to demand payment for such stockholder's shares of Common Stock if the Reverse Stock Split is effectuated. A stockholder who wishes to assert such dissenter's rights also may not vote any of the stockholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split - Dissenting Stockholders' Rights" in the accompanying Proxy Statement for a statement of the rights of dissenting stockholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Sections 60.551 to 60.594 of the OBCA is attached as Annex B to the accompanying Proxy Statement.

     I enclose with this letter a Notice of Special Meeting, Proxy Statement, Proxy Card, and return envelope. I urge you to read the enclosed material carefully.

     THE BOARD OF DIRECTORS HAS FULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED REVERSE STOCK SPLIT AND HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED REVERSE STOCK SPLIT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS.


     Pursuant to the OBCA, the affirmative vote of at least a majority of the shares of Common Stock is required to approve the Reverse Stock Split. The officers and directors of the Corporation (including Messrs. Halloran and Fast), who own 65 percent of the issued and outstanding shares of Common Stock of the Corporation, have indicated that they will each vote their shares in favor of the Reverse Stock Split. On February 29, 1996, the Corporation issued to Messrs. Halloran and Fast 488,267 of such shares at nine cents per share in payment of certain compensation then owing and to be owing to them under their respective Employment Agreements with the Corporation (the issuance of these shares is referred to in the Proxy Statement as the "Stock Transaction"). This compensation, which equaled in the aggregate $43,944, reflected compensation owing to them since January 1995 and additional compensation to be owing to them until December 31, 1996, the date of the expiration of their Employment Agreements. They owned in the aggregate 232514 shares of Common Stock prior to the Stock Transaction, which represented approximately 37 percent of the Corporation's issued and outstanding shares of Common Stock.


     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please complete, sign, and date the accompanying Proxy Card and return it in the enclosed prepaid envelope as soon as possible. If you attend the Special Meeting, you may vote your shares in person, even if you have previously submitted a Proxy Card.

     Your continued support of and interest in Book Centers, Inc. is greatly appreciated.

                                        Sincerely,

                                        /s/ Daniel P. Halloran

                                        Daniel P. Halloran
                                        Chairman of the Board,
                                        Chief Executive Officer, and President

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               BOOK CENTERS, INC.
                            5600 N.E. HASSALO STREET
                             PORTLAND, OREGON 97213


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 10, 1996


To the Stockholders of Book Centers, Inc.:


     Notice is hereby given that a Special Meeting of Stockholders of Book Centers, Inc. (the "Corporation") will be held at the offices of the Corporation, 5600 N.E. Hassalo Street, Portland, Oregon 97213, on Tuesday, September 10, 1996, at 10:00 a.m., local time (the "Special Meeting"), for the following purposes:


          1. To consider and vote upon a proposal to approve and adopt Articles of Amendment to the Corporation's Restated Articles of Incorporation providing (a) for a reduction of the number of authorized shares of common stock (the "Common Stock") from 50,000,000 shares to 500 shares (such new shares of Common Stock to be referred to herein as the "New Common Stock"); (b) for a 100,000 to one reverse stock split of the Corporation's Common Stock; and (c) for a cash payment in the amount of nine cents per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to stockholders who, after the reverse stock split, own less than one share of the New Common Stock (items (a), (b), and (c) will be considered one proposal and will be referred to herein as the "Reverse Stock Split"), all as described more fully in the accompanying Proxy Statement; and

          2. To transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.


     Only holders of shares of Common Stock of record at the close of business on August 9, 1996, are entitled to notice of and to vote at the Special Meeting. Each share of Common Stock outstanding on such date is entitled to one vote at the Special Meeting.


     The text of the proposed Articles of Amendment is set forth in Annex A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the stockholders of the Corporation, other than Messrs. Daniel P. Halloran and Barry E. Fast, executive officers, directors, and also stockholders of the Corporation, will cease to be stockholders of the Corporation or to have any equity interest in the Corporation, such stockholders will receive the Cash Consideration for each share of Common Stock of which they are the owner, and the Corporation will no longer file any reports with the Securities and Exchange Commission.


     On February 29, 1996, the Corporation issued to Messrs. Halloran and Fast 488, 267 of such shares at nine cents per share in payment of certain compensation then owing and to be owing to them under their respective Employment Agreements with the Corporation (the issuance of these shares is referred to in the Proxy Statement as the "Stock Transaction"). This compensation, which equaled in the aggregate $43,944, reflected compensation owing to them since January 1995 and additional compensation to be owing to them until December 31, 1996, the date of the expiration of their Employment Agreements. They owned in the aggregate 232,514 shares of Common Stock prior to the Stock Transaction, which represented approximately 37 percent of the Corporation's issued and outstanding shares of Common Stock.


     If the proposed Reverse Stock Split is approved, a stockholder who strictly complies with the requirements of Sections 60.551 to 60.594 of the Oregon Business Corporation Act (the "OBCA") may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock as determined under Sections 60.551 to 60.594 of the OBCA. A stockholder who wishes to assert such dissenter's rights must deliver to the Corporation a written notice before the vote on the Reverse Stock Split at the Special Meeting of such stockholder's intent to demand payment for such stockholder's shares of Common Stock if the Reverse Stock Split is effectuated. A stockholder who wishes to assert such dissenter's rights also may not vote any of the stockholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split - Dissenting Stockholders' Rights" in the accompanying Proxy Statement for a statement of the rights of dissenting stockholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Sections 60.551 to 60.594 of the OBCA is attached as Annex B to the accompanying Proxy Statement.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WITHOUT DELAY. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                                        By Order of the Board of Directors,

                                        /s/ Daniel P. Halloran

                                        Daniel P. Halloran
                                        Chairman of the Board of Directors,
                                        Chief Executive Officer, President, and
                                        Secretary


Portland, Oregon
August 20, 1996


        PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                          PRELIMINARY PROXY STATEMENT

                              BOOK CENTERS, INC.
                           5600 N.E. HASSALO STREET
                            PORTLAND, OREGON 97213

                           -------------------------


                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1996


                           -------------------------



     This Proxy Statement is being furnished to the stockholders of Book Centers, Inc., an Oregon corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation (the "Board of Directors") from holders of outstanding shares of common stock, no par value, of the Corporation (the "Common Stock"), for use at the Special Meeting of the Stockholders to be held on Tuesday, September 10, 1996, at the Corporation's offices at 5600 N.E. Hassalo Street, Portland, Oregon 97213, and any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the attached Notice of Special Meeting of Stockholders and the Proxy Card are first being mailed to stockholders on or about August 20, 1996.


     At the Special Meeting, holders of shares of Common Stock on the applicable record date will consider and vote upon the proposal by the Board of Directors to approve and adopt Articles of Amendment to the Corporation's Restated Articles of Incorporation (the "Articles of Amendment") providing (a) for a reduction of the number of authorized shares of Common Stock from 50,000,000 shares to 500 shares (such new shares of Common Stock referred to herein as the "New Common Stock"); (b) for a 100,000 to one reverse stock split of the Corporation's Common Stock; and (c) for a cash payment of nine cents per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to any stockholders who, after the reverse stock split, own less than one share of New Common Stock (the "Fractional Stockholders") (items (a), (b), and (c) will be considered one proposal and will be referred to herein as the "Reverse Stock Split").


     Pursuant to the Oregon Business Corporation Act, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed Reverse Stock Split. Mr. Daniel P. Halloran, Chairman of the Board of Directors, Chief Executive Officer, and President of the Corporation, and Mr. Barry E. Fast, Vice President of the Corporation, have advised the Corporation that they intend to vote their shares, representing approximately 64 percent of the outstanding shares of Common Stock, in favor of the Reverse Stock Split.


     The text of the proposed Articles of Amendment is set forth in Annex A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the stockholders, other than Messrs. Halloran and Fast, executive officers, directors, and also stockholders of the Corporation, will cease to be stockholders of the Corporation or to have any equity interest in the Corporation, such stockholders will receive the Cash Consideration for each share of Common Stock of which they are the owner, stockholders, and the Corporation will no longer file any reports with the Securities and Exchange Commission ("SEC").

     STOCKHOLDERS ARE ENCOURAGED TO READ AND REVIEW CAREFULLY THIS PROXY STATEMENT AND THE FINANCIAL INFORMATION AND ANNEXES INCLUDED HEREWITH, INCLUDING WITHOUT LIMITATION THE SECTIONS ENTITLED "SPECIAL FACTORS - RECOMMENDATIONS OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE STOCK SPLIT," "SPECIAL FACTORS - INTEREST OF CERTAIN PERSONS IN THE REVERSE STOCK SPLIT; CONFLICTS OF INTEREST," "SPECIAL FACTORS - LACK OF REPORTS, OPINIONS, AND APPRAISALS," "SPECIAL FACTORS - CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT," AND "THE REVERSE STOCK SPLIT - TRANSACTIONS IN SHARES OF COMMON STOCK OF CORPORATION."

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION

WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY OTHER PERSON.

                            -------------------------


             The date of this Proxy Statement is August 20, 1996.

                             TABLE OF CONTENTS


                                                                           Page
                                                                           ----



SUMMARY                                                                      1
  The Special Meeting                                                        1
  Special Factors                                                            2
  Other Risk Factors                                                         4
  Terms of the Reverse Stock Split                                           5
SPECIAL FACTORS                                                              5
  Background and Reasons for the Reverse Stock Split                         5
  Purposes of the Reverse Stock Split                                        7
  Recommendations of the Board of Directors; Fairness of the Reverse
    Stock Split                                                              8
  Interest of Certain Persons in the Reverse Stock Split; Conflicts
    of Interest                                                             16
  Lack of Opinions, Appraisals, and Reports                                 17
  Plans for the Corporation after the Reverse Stock Split                   17
  Certain Effects of the Reverse Stock Split                                17
  Certain Federal Income Tax Consequences                                   18
  Source and Amounts of Funds for and Expenses of the Reverse Stock
    Split                                                                   19
THE REVERSE STOCK SPLIT                                                     20
  Amendment of Restated Articles of Incorporation to Effect the
    Reverse Stock Split                                                     20
  Exchange of Shares and Payment in Lieu of Issuance of Fractional
    Shares                                                                  20
  Voting; Vote Required                                                     21
  Dissenting Stockholders' Rights                                           21
  Transactions in Shares of Common Stock of Corporation                     23
MARKET PRICES OF SHARES OF COMMON STOCK; DIVIDENDS                          25
DIRECTORS AND EXECUTIVE OFFICERS                                            27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              28
INDEPENDENT PUBLIC ACCOUNTANTS                                              29
FINANCIAL INFORMATION                                                       29
ADDITIONAL INFORMATION                                                      30
INDEX TO FINANCIAL INFORMATION                                             F-1


ANNEXES:

  A -- Form of Proposed Articles of Amendment to Restated Articles
       of Incorporation
  B -- Sections 60.551 to 60.594 of the Oregon Business Corporation
       Act


                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement (the "Proxy Statement"). This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto and the documents incorporated by reference herein.

THE SPECIAL MEETING

     Time, Date, and Place of Special Meeting.


     A special meeting of the stockholders of the Corporation (the "Special Meeting") will be held on Tuesday, September 10, 1996, at 10:00 a.m., local time, at the Corporation's offices at 5600 N.E. Hassalo Street, Portland, Oregon 97213.


     Purpose of the Special Meeting.

     At the Special Meeting, holders of shares of Common Stock will consider and vote upon a proposal to approve and adopt Articles of Amendment to the Corporation's Restated Articles of Incorporation (the "Articles of Amendment") providing (a) for a reduction in the number of authorized shares of Common Stock from 50,000,000 shares to 500 shares (the "New Common Stock"), (b) for a 100,000 to one reverse stock split of the Corporation's Common Stock, and (c) for a cash payment of nine cents per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting shares of the New Common Stock to stockholders who, after the reverse stock split, own less than one share of the New Common Stock (the "Fractional Stockholders") (items (a), (b), and (c) are considered one proposal and will be referred to herein as the "Reverse Stock Split"). The Board of Directors has unanimously approved the Reverse Stock Split. The Board of Directors unanimously recommends that the stockholders vote FOR the Reverse Stock Split.

     Record Date; Quorum.


     The close of business on August 9, 1996 (the "Record Date") has been fixed as the record date for determining holders of shares of Common Stock entitled to vote at the Special Meeting. Each share of Common Stock outstanding on such date is entitled to one vote at the Special Meeting. As of the Record Date, 1,125,156 shares of Common Stock were outstanding and held of record by 814 holders. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.


     Required Vote.


     Pursuant to the Oregon Business Corporation Act, the affirmative vote of the holders of a majority of the shares of Common Stock is required to approve the Reverse Stock Split. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Special Meeting but are not counted for purposes of determining whether the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting voted in favor of the Reverse Stock Split. Mr. Daniel P. Halloran, Chairman of the Board of Directors, Chief Executive Officer, and President of the Corporation, and Barry E. Fast, Vice President of the Corporation, own collectively approximately 64 percent of the outstanding shares of Common Stock. They have indicated that they intend to vote in favor of the Reverse Stock Split.


     Proxies.

     Shares of Common Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, such proxies will be voted FOR the Reverse Stock Split.

     A stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Corporation, (ii) properly submitting to the Corporation a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Book Centers, Inc., 5600 N.E. Hassalo Street, Portland, Oregon 97213, Attention: Daniel P. Halloran, Secretary.

     If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE REVERSE STOCK SPLIT IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE REVERSE STOCK SPLIT -- EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARES."

     Solicitation of Proxies.

     The cost of solicitation of the stockholders of the Corporation will be paid by the Corporation. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries, and custodians for the expenses of forwarding solicitation material to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers, and employees of the Corporation may solicit proxies personally or by telephone, telegraph, or facsimile transmission. Such directors, officers, and employees will be not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

SPECIAL FACTORS


     Background and Reasons for the Reverse Stock Split.



     Since the 1980s, the Board of Directors and Messrs Halloran and Fast increasingly recognized (a) that significant financial and operational constraints have prevented and will continue to prevent the Corporation's stockholders from enjoying the benefits which usually flow from being a public company, including the payment of dividends and any meaningful appreciation of the value of their shares of Common Stock; () that the Corporation has never developed and will likely not develop in the foreseeable future any significant trading market for its shares of its Common Stock; (c) the Corporation has incurred and will continue to incur substantial costs as a result of its status as a public company under the Exchange Act (estimated to be approximately $50,000 to $75,000 annually);
(d) that the constraints of public ownership have prevented and will continue to prevent the Corporation from pursuing its long-term business plan; and (e) that the Corporation's status as a public company has placed and will continue to place it at a substantial competitive disadvantage.



     In January 1996, since neither the Corporation nor its stockholders had derived any material benefit from the registration of the Common
Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Messrs. Halloran and Fast concurred that it was both appropriate and desirable to convert the Corporation to private ownership. Accordingly, Mr. Halloran prepared a proposal to convert the Corporation to private ownership.



     Messrs. Halloran and Fast, in submitting the proposal to convert the Corporation to private ownership to the Board of Directors at that time, contemplated that the Board of Directors could then utilize an appraisal the Corporation had recently obtained from an outside third party (referred to in this Proxy Statement as the "Parrott Appraisal Report"). The Corporation initially obtained the Parrott Appraisal Report for purposes of the payment of certain compensation owing to Messrs. Halloran and Fast in the form of shares of the Corporation's Common Stock (referred to in this Proxy Statement as the "Stock Transaction"). They believed that the Parrott Appraisal Report could assist the Board of Directors in determining the amount of the Cash Consideration to pay the Fractional Stockholders and could prevent the Corporation from having to incur the substantial additional expense of obtaining a new appraisal at a later time.



     The Corporation first retained the Parrott Partnership to prepare the Parrott Appraisal Report in November 1995 in connection with the payment of certain compensation then owing and to be owing to Messrs Halloran and Fast under their respective Employment Agreement. In August 1995, Messrs. Halloran and Fast had informal discussions with the Board of Directors with respect to the payment of the agreed upon salary increases then owing and to be owing through December 31, 1996, the date of the expiration of their respective Employment Agreements (such compensation is referred to in this Proxy Statement as the "Deferred Compensation"). They proposed at that time that, instead of the Corporation utilizing its limited cash resources to pay the Deferred Compensation to them, the Corporation pay the Deferred Compensation to them in the form of shares of the Corporation's Common Stock. The Parrott Partnership in its Parrott Appraisal Report dated December 5, 1995, had determined that the fair market value of the Corporation was $56,000 (or approximately nine cents per share). At that time, Messrs. Halloran and Fast then asked that the Corporation issue to them such number of shares of Common Stock equal to the amount of the Deferred Compensation, multiplied by nine cents (the value of each share of Common Stock as set forth in the Parrott Appraisal Report).



     The Board of Directors of the Corporation first considered formally the Stock Transaction at its meeting on February 29, 1996. It unanimously approved the issuance at that meeting of 488,267 shares of Common Stock in payment of the Deferred Compensation to Messrs. Halloran and Fast. Messrs. Halloran and Fast, prior to the Stock Transaction, owned in the aggregate approximately 37 percent of the Corporation's issued and outstanding shares of Common Stock. They now own approximately 64 percent of the Corporation's issued and outstanding shares of Common Stock. For a discussion of the Stock Transaction, see "The Reverse Stock Split - Transactions in Shares of Common Stock of Corporation."



     The Board of Directors also first formally considered and voted on Mr. Halloran's proposal to convert the Corporation to private ownership at its meeting on February 29, 1996. It also considered and voted on his proposal at its meeting on March 28, 1996. It unanimously approved at these meetings the Reverse Stock Split, including the payment of the Cash Consideration to Fractional Stockholders. The Board of Directors also directed that the Reverse Stock Split be placed on the agenda for consideration of the stockholders at the Special Meeting. See "Special Factors - Background and Reasons for the Reverse Stock Split."



     Purpose of the Reverse Stock Split.



     The purpose of the Reverse Stock Split is to cause the Corporation to become a privately owned corporation with Messrs. Halloran and Fast becoming the sole stockholders of the Corporation and to the afford the Fractional Stockholders a one time opportunity to receive, in the reasonable judgment of the Board of Directors and Messrs. Halloran and Fast, a fair price for their shares without the Fractional Stockholders incurring the attendant costs of sale. See "Special Factors - Background and Reasons for the Reverse Stock Split" and "Special Factors - Purposes of the Reverse Stock Split."


     Recommendations of the Board of Directors; Fairness of the Reverse Stock Split.

     The Board of Directors concluded that the Reverse Stock Split is fair to, and in the best interest of, the Corporation and its stockholders (including the Fractional Stockholders). Accordingly, the Board of Directors has unanimously approved the Reverse Stock Split and recommends a vote FOR the Reverse Stock Split. See "Special Factors - Recommendations of the Board of Directors of the Corporation; Fairness of the Reverse Stock Split."

     Certain Federal Income Tax Consequences.

     The Fractional Stockholders of the New Common Stock will recognize gain or loss based on their adjusted basis in their shares. See "Special Factors - Certain Federal Income Tax Consequences."

OTHER RISK FACTORS

     Certain Effects of the Reverse Stock Split.


     Upon the effectiveness of the Reverse Stock Split, the stockholders of the Corporation, other than Messrs. Halloran and Fast, who are also stockholders of the Corporation, will no longer have any continuing interest as stockholders of the Corporation, no market will exist for the Corporation's shares of Common Stock, and the Corporation will suspend the filing of reports under, and will apply for termination of the registration of its shares of the New Common Stock pursuant to, to the Exchange Act. See "Special Factors - Certain Effects of the Reverse Stock Split."


     Lack of Reports, Opinions, and Appraisals.


     Neither the Corporation nor the Board of Directors received any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split generally or with respect to its fairness. The Corporation and Messrs. Halloran and Fast had previously obtained from an outside party an appraisal (referred to in this Proxy Statement as the "Parrott Appraisal Report") in connection with the payment of compensation to Messrs. Halloran and Fast in the form of shares of the Corporation's Common Stock. Although they did not obtain the Parrott Appraisal Report for purposes of the Reverse Stock Split, the Board of Directors and Messrs. Halloran and Fast accorded significant importance to the Parrott Appraisal Report in connection with their determination of the Cash Consideration and the fairness of the Reverse Stock Split. See "Special Factors - Recommendations of the Board of Directors; Fairness of the Reverse Stock Split," "Special Factors - Lack of Opinions, Appraisals, and Reports," and "The Reverse Stock Split - Transactions in Shares of Common Stock of Corporation."


     Conflicts of Interest.


     Messrs. Halloran and Fast are the principal stockholders, two of the three members of the Board of Directors, and the sole executive officers of the Corporation. They will continue to be officers and directors of the Corporation and its only stockholders after the consummation of the Reverse Stock Split. They own, as of the date of this Proxy Statement, in the aggregate 727,781 shares of the Common Stock, representing approximately 64 percent of the Corporation's issued and outstanding shares of Common Stock.
The Corporation, on February 29, 1996, issued to Messrs. Halloran and Fast 488,267 of such shares at nine cents per share in payment of certain compensation then owing and to be owing to them under their respective Employment Agreements with the Corporation (the issuance of these shares is referred to in this Proxy Statement as the "Stock Transaction"). This compensation, which equaled in the aggregate $43,944, reflected compensation owing to them since January 1995 and additional compensation to be owing to them until December 31, 1996, the date of the expiration of their Employment Agreements. For Mr. Halloran, such compensation equaled $23,469 (with $11,600 of such amount representing compensation owing to him as of February 29, 1996, and $11,869 representing compensation owing to him between February 29, 1996, and December 31, 1996). For Mr. Fast, such compensation equaled $20,475 (with $10,121 of such amount representing the compensation owing to him as of February 29, 1996, and $10,354 representing compensation owing to him between February 29, 1996, and December 31, 1996). They owned in the aggregate 232,514 shares of Common Stock prior to the Stock Transaction, which represented approximately 37 percent of the Corporation's issued and outstanding shares of Common Stock. Messrs. Halloran and Fast collectively own a sufficient number of shares of Common Stock to approve the Reverse Stock Split. They have indicated that they will each vote their shares in favor of the approval of the Reverse Stock Split. They were present and voted at the meetings of the Board of Directors at which the Stock Transaction and the Reverse Stock Split were considered and approved. The Board of Directors was aware of these potential and actual conflicts of interest but concluded that, despite these conflicts, the Stock Transaction was, and the Reverse Stock Split is, fair to the Corporation and its stockholders. See "Special Factors - Interest of Certain Persons in the Reverse Stock Split; Conflict of Interest" and "The Reverse Stock Split - Transactions in Shares of Common Stock of the Corporation."

TERMS OF THE REVERSE STOCK SPLIT

     Terms of the Reverse Stock Split.


     The proposed Articles of Amendment provide (a) for a reduction of the authorized shares of Common Stock of the Corporation from 50,000,000 shares of Common Stock to 500 shares (the "New Common Stock"), (b) for a 100,000 to one reverse stock split of the Corporation's Common Stock, and (c) for a cash payment in the amount of nine cents per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to stockholders who, after the Reverse Stock Split, own less than one share of the New Common Stock (the "Fractional Stockholders"). Immediately upon the filing of the Articles of Amendment with the Secretary of State of the State of Oregon, every 100,000 shares of the Corporation's Common Stock issued on the date of the filing of the Articles of Amendment will be automatically converted into one share of the Corporation's New Common Stock. The Corporation will then acquire from the Fractional Stockholders for cash all resulting fractional shares of New Common Stock at a per share price equal to the Cash Consideration. The Corporation will pay for such fractional shares upon the physical surrender by the Fractional Stockholders of their share certificates pursuant to the transmittal instructions to be mailed by the Corporation to the Fractional Stockholders. See "The Reverse Stock Split - Amendment of Restated Articles of Incorporation to Effect the Reverse Stock Split" and "The Reverse Stock Split - Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares of New Common Stock." As a result of the Reverse Stock Split, Messrs. Halloran and Fast will be the only remaining stockholders of the Corporation, the Fractional Stockholders, who comprise all of the other stockholders of the Corporation will receive a cash payment equal to the Cash Consideration for each share of Common Stock of which such Fractional Stockholders are the owners, and the Corporation, will no longer be subject to the reporting requirements of the Exchange Act. See "Special Factors - Certain Effects of the Reverse Stock Split," "The Reverse Stock Split - Amendment of Restated Articles of Incorporation to Effect the Reverse Stock Split," and "The Reverse Stock Split
- - Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares."


     Dissenting Stockholders' Rights.

     If the proposed Reverse Stock Split is approved, a stockholder who strictly complies with the requirements of Sections 60.551 to 60.594 of the Oregon Business Corporation Act (the "OBCA") may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock as determined under Sections 60.551 to 60.594 of the OBCA. A stockholder who wishes to assert such dissenter's rights must deliver to the Corporation a written notice before the vote on the Reverse Stock Split at the Special Meeting of such stockholder's intent to demand payment for such stockholder's shares of Common Stock if the Reverse Stock Split is effectuated. A stockholder who wishes to assert such dissenter's rights also may not vote any of the stockholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split - Dissenting Stockholders' Rights" for a statement of the rights of dissenting stockholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Sections 60.551 to 60.594 of the OBCA is attached as Annex B hereto.

                                SPECIAL FACTORS


BACKGROUND AND REASONS FOR REVERSE STOCK SPLIT



     The Corporation (formerly known as Industrial Investment Corporation) is an Oregon corporation incorporated in 1961. The Corporation, after it was incorporated, engaged principally in the businesses of agriculture and ownership of real property.



     In 1969, the Corporation filed a registration statement on Form 10 with the SEC. At that time, it became subject to regulatory and reporting requirements of the Exchange Act.



     During the 1980s, the Corporation acquired all of the voting common stock of Academic Book Center, Inc. ("Academic") and Scholarly Book Center, Inc. ("Scholarly"), Oregon and Illinois corporations, respectively, engaged in the business of the distribution of books on a wholesale basis worldwide to college, university, industrial, and other research libraries either for their own use or for resale.



     Also beginning in the 1980s, the Corporation began to divest itself of its other businesses unrelated to the distribution of books and of its unprofitable operations. It first divested of its businesses of agriculture and real property ownership. In June 1991, the Corporation's Board of Directors closed Scholarly's operations, and then, in 1992, the Corporation divested itself of International Specialized Book Services, Inc., a division of Academic providing marketing, promotional, warehousing order fulfillment, accounting, and consulting services to publishers of books and periodicals. The Corporation now operates its business through Academic only.



     During this time, the Board of Directors and Messrs. Halloran and Fast increasingly have recognized that neither the Corporation nor its stockholders derive any material benefit from the continued registration of the Common Stock under the Exchange Act. First, significant financial and operational constraints have prevented the Corporation and its stockholders from enjoying the benefits which traditionally flow from being a public company. On a long-term basis, these restraints will continue to restrict the ability of the Corporation to obtain financing for working capital or other purposes, make the Corporation more vulnerable to economic downturns, and limit its ability to withstand competitive pressures. On a short term basis, the Corporation has been required to devote a substantial portion of its cash flow for operations to the payment of interest on the line of credit and to the payment of other liabilities.



     Most importantly, these constraints, together with the substantial legal, accounting and other costs incurred as a result of being a public company, have prevented and will continue to prevent for the foreseeable future the payment of any dividends to its stockholders. They will continue to prevent any meaningful appreciation in the value of the Corporation's shares of Common Stock. Instead, they will continue to subject the stockholders to the risks associated with an investment in a highly leveraged company without the benefit of any return to them.



     Second, the Corporation has never developed and will likely not develop in the foreseeable future any significant trading market for its shares of Common Stock. The Common Stock has never traded in any established market and transactions occur infrequently and sporadically. The Corporation also has never qualified and will not likely qualify in the foreseeable future for listing on any national securities exchange or for quotation on an inter-dealer quotation system of a registered national securities association (such as NASDAQ). For the fiscal years ended June 30, 1994, 1995, and 1996, the Corporation's market maker, Carr Securities, effected only five purchases and sales of the shares of Common Stock. On August 23, 1994, it effected the sale of 200 shares at 25 cents per share; on June 14, 1995, it effected the sale of 200 shares at 12 1/2 cents per share; on September 21, 1995, it effected the sale of 100 shares at 87 1/2 cents per share; on April 17, 1996, it effected the sale of 400 shares at 25 cents per share; and on April 25, 1996, it effected the sale of 1,000 shares at 25 cents per share. For these fiscal years, Messrs. Halloran and Fast each effected only four purchases, each totaling in the aggregate 6,575 shares at prices ranging between ten and 15 cents. See "Market Prices for Shares of Common Stock; Dividends."



     Moreover, a significant number of the Corporation's stockholders hold less than 500 shares. Of approximately 814 stockholders of record, 347 (approximately 43 percent of the Corporation's stockholders) hold 100 or fewer shares of Common Stock and 673 (approximately 83 percent of the Corporation's stockholders) hold 500 or fewer shares. The Corporation also does not have current mailing or forwarding addresses for 211 stockholders (approximately 26 percent of the stockholders). Thus, if for any reason a trading market developed for the Corporation's Common Stock, stockholders holding less than 500 shares would nonetheless have limited opportunities to realize any value for their shares since the sales of their shares would ordinarily involve disproportionately high brokerage commissions.



     Third, the Corporation has incurred and will continue to incur substantial costs as a result of its status as a public company under the Exchange Act (estimated to be approximately $50,000 to $75,000 annually). It incurs costs, including legal, accounting, and printing fees, to prepare annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, reports and schedules required to be filed by the Corporation's officers and directors, and proxy solicitation materials and formal annual reports for distribution to stockholders prior to an annual meeting. The Corporation's management is also required to devote substantial time and attention to the preparation and review of these filings, the furnishing of information to stockholders, and to other stockholder matters.

     Fourth, the constraints of public ownership have prevented and will continue to prevent the Corporation from pursuing its long-term business plan of emphasizing product development and improvement, cost efficiencies, productivity, technological innovation, facility upgrading, and superior service. For example, the Corporation could explore capital acquisitions, compensation programs for management and others, and establishment and funding of retirement plans for employees without considering the immediate impact thereof on the short-term profitability of the Corporation. These constraints also have prevented and will continue to prevent management from having the flexibility in the everyday operations of the Corporation inherent with private ownership.



     Fifth, the Corporation's status as a public company has placed and will continue to place it at a substantial competitive disadvantage. The reports the Corporation is required to file with the SEC provide to the Corporation's competitors information and insight into the Corporation's operations and financial status. On the other hand, almost all of the Corporation's competitors are privately owned and, thus, are not required to disclose publicly any information about their operations and financial status. The Corporation's competitors which are publicly-held are either significantly larger or are subsidiaries of larger, diversified public companies.



     In January 1996, since neither the Corporation nor its stockholders had derived any material benefit from the registration of the Common Stock under the Exchange Act, Messrs. Halloran and Fast concurred that it was both appropriate and desirable to convert the Corporation to private ownership. Accordingly, Mr. Halloran prepared a proposal to convert the Corporation to private ownership.



     Messrs. Halloran and Fast desired to present such proposal to Board of Directors at that time because they contemplated that the Board of Directors could then utilize an appraisal the Corporation had recently obtained from an outside third party (referred to in this Proxy Statement as the "Parrott Appraisal Report"). The Corporation had obtained the Parrott Appraisal Report for purposes of the payment of certain compensation owing to Messrs. Halloran and Fast in the form of shares of the Corporation's Common Stock (referred to in this Proxy Statement as the "Stock Transaction"). See "The Reverse Stock Split - Transactions in Shares of Common Stock." They believed that the Parrott Appraisal Report could assist the Board of Directors in determining the amount of the Cash Consideration to pay the Fractional Stockholders and could prevent the Corporation from having to incur the substantial additional expense of obtaining a new appraisal at a later time.



     The Board of Directors first considered formally and voted on Mr. Halloran's proposal to convert the Corporation to private ownership at its meeting on February 29, 1996, at which all of the Corporation's three directors, Messrs. Halloran and Fast and Mr. Frank L. Ford, were present. It also considered and voted on his proposal at its meeting on March 28, 1996, also at which all of the Corporation's three directors were present. It unanimously approved at these meetings the Reverse Stock Split, including the payment of the Cash Consideration to Fractional Stockholders. The Board of Directors also directed that the Reverse Stock Split be placed on the agenda for consideration of the stockholders at the Special Meeting. Other than as set forth in this Proxy Statement, neither the Corporation nor Messrs. Halloran and Fast has any reason for proposing the Reverse Stock Split at this particular time and is not aware of any material development affecting the future value of the Corporation or the Common Stock which has not been discussed in this Proxy Statement.



PURPOSE OF THE REVERSE STOCK SPLIT



     The purpose of the proposed Reverse Stock Split, from the standpoint of the Corporation and Messrs. Halloran and Fast, is to cause the Corporation to become a privately-owned corporation, with Messrs. Halloran and Fast becoming the sole stockholders of the Corporation. The Corporation and its stockholders do not derive any benefit from the Corporation's status as a public company, including the development of any market for its shares of Common Stock, the appreciation in value of such shares of Common Stock, and the payment of dividends. On the other hand, the conversion of the Corporation from a reporting company to a private, non-reporting company will result in substantial benefits to the Corporation, including the elimination of the substantial costs it incurs each year as a result of its status as a public company, the ability to pursue its long-term business plan free of the constraints of public ownership, and the elimination of the substantial competitive disadvantage the Corporation's status as a public company places it. It is also to afford the Fractional Stockholders a one time opportunity to receive, in the reasonable belief of the Board of Directors and Messrs. Halloran and Fast, a fair price for their shares without the Fractional Stockholders incurring the attendant costs of sale. The Corporation does not now and
                                     7
will not likely in the future develop any market for its shares of Common Stock to permit the trading of them and its operational and financial constraints now prevent and likely in the foreseeable future prevent the payment of any dividends to the stockholders or any substantial appreciation in the value of their shares.



     The Corporation and Messrs. Halloran and Fast structured the transaction as a Reverse Stock Split in order for the Corporation to become a privately-owned corporation in the most expeditious, efficient, and least expensive manner. They concluded that the other possible alternatives would not permit the Corporation to become a privately-owned corporation or, even if such other alternatives would permit such result, the transaction costs to implement such alternatives would be substantially greater that the transaction costs to implement the Reverse Stock Split.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE STOCK SPLIT

     General.

     The Board of Directors (including two of the three directors, Messrs. Halloran and Fast, who also collectively own 64 percent of the shares of Common Stock of the Corporation), at the meetings of the Board of Directors on February 29, 1996, and March 28, 1996, considered the fairness of the proposed 100,000 to one Reverse Stock Split of the Corporation's Common Stock. The Board of Directors, on the one hand, and Messrs. Halloran and Fast, on the other hand, unanimously concluded that the Reverse Stock Split, both from a financial and procedural point of view, is fair to, and in the best interests of, both the Corporation and the stockholders (including the Fractional Stockholders). At such meetings, they unanimously resolved to recommend to the Corporation's stockholders to approve the Reverse Stock Split.


     The Board of Directors and Messrs. Halloran and Fast did not structure the Reverse Stock Split to require the approval of at least a majority of the unaffiliated security holders. They concluded, despite not structuring the the Reverse Stock Split in such a manner, that the Reverse Stock Split is fair to the Corporation's unaffiliated stockholders.


     The sole director of the Corporation who is not an employee of the Corporation did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the Reverse Stock Split or preparing a report with respect to the fairness of the Reverse Stock Split. The Corporation and Board of Directors also did not obtain any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split, including any report, opinion, or appraisal with respect to the fairness of the Reverse Stock Split from a financial or procedural point of view to the Corporation, to any affiliate of the Corporation, or to any unaffiliated stockholders of the Corporation. The Board of Directors, including the sole director of the Corporation who is not an employee of the Corporation, determined that the cost and expense to retain such representative or to prepare such report, opinion, or appraisal were not warranted in light of the expected Cash Consideration to be paid to the Fractional Stockholders pursuant to the Reverse Stock Split and in light of the right of each of the Fractional Stockholders to dissent from the Reverse Stock Split under the Oregon Business Corporation Act.

     The Board of Directors was aware during the course of its deliberations that, as one of the effects of the Reverse Stock Split, Messrs. Halloran and Fast would be the only remaining stockholders of the Corporation. It was also aware that the Reverse Stock Split presented potential or actual conflicts of interest between the Corporation and Messrs. Halloran and Fast. The Board of Directors, despite such effect and conflicts of interest, concluded that the Reverse Stock Split is fair to the Corporation and the unaffiliated stockholders.

     Fairness of the Reverse Stock Split.


     The Board of Directors and Messrs. Halloran and Fast, as a part of their determination of the Cash Consideration and the fairness of the Reverse Stock Split considered certain specified factors. They initially considered the historical and current market prices for the shares of Common Stock, the Corporation's net book, going concern, and liquidation values, the purchases and sales of the shares of Common Stock by the Corporation and its affiliates during the fiscal years and at June 30, 1994 and 1995, and the Stock Transaction. They generally believed that these factors did not assist them in their determination for the reasons set forth in this section and, therefore, accorded to no importance to them.

     The Board of Directors and Messrs. Halloran and Fast, in considering the historical and current market prices for the shares of Common Stock, noted that the Corporation's shares of Common Stock did not trade on any established market and that sales and purchases were infrequent and sporadic. For the fiscal years ended June 30, 1994, 1995, and 1996, they noted that the Corporation's market maker, Carr Securities, effected only five purchases and sales of the shares of Common Stock. On August 23, 1994, it effected the sale of 200 shares at 25 cents per share; on June 14, 1995, if effected the sale of 200 shares at 12 1/2 cents per share; on September 21, 1995, it effected the sale of 100 shares at 87 1/2 cents per share; on April 17, 1996, it effected the sale of 400 shares at 25 cents per share; and on April 25, 1996, it effected the sale of 1,000 shares at 25 cents per share. For these reasons, the Board of Directors and Messrs. Halloran and Fast accorded no importance to these prices.



    They noted, in their examination of the Corporation's net book, going concern, and liquidation values that, on the basis of the Corporation's unaudited balance sheet at December 31, 1995, the net book value of the Corporation equaled a negative $712,671 (determined by subtracting $6,376,052, the amount of the Corporation's liabilities, from $5,663,381, the amount of the Corporation's assets) and that the net book value of each share equaled a negative $1.12 (determined by dividing the net book value of the Corporation by 636,889, the total number of the shares issued and outstanding at such date). They did not accord any importance to this value, since such value is generally historical cost (less, where applicable, accumulated depreciation) and, therefore, does not necessarily consider the fair market value of the Corporation's assets. They also noted that such value does not generally consider certain assets, particularly intangible assets such as, generally, goodwill or, specifically, the Corporation's net operating carryforward for income tax purposes.



     Moreover, they likewise did not accord any importance to adjusted book value which, according to the Parrott Appraisal Report (a summary of which is set forth below), equaled a negative $846,000 (or, after rounding, a negative $1.33 per share), since such value did not reflect that Corporation's continued operation as a going concern.



     The Board of Directors and Messrs. Halloran and Fast, according to the Parrott Appraisal Report, noted that the going concern value ranged from a negative $759,000 (or, after rounding, a negative $1.19 per share) utilizing the capitalization of excess earnings method, $261,000 (or, after rounding, 41 cents per share) utilizing the capitalization of earnings method, and $410,000 (or, after rounding, 64 cents per share) utilizing the discounted future earnings method. The Board of Directors and Messrs. Halloran and Fast did not assign any importance to these values, given the disparity between each of such values and given that only one of the methods used, the capitalization of excess earnings method, accounted for the Corporation's substantial negative adjusted book value. Moreover, they noted that the Reverse Stock Split would not result in a disposition of the Corporation's entire business. The Reverse Stock Split would result only in the termination of the equity interest of the Fractional Stockholders.



     They did not consider liquidation value an appropriate measure of value and, therefore, did not accord any significance to it. They noted that, again according to the Parrott Appraisal Report, such value equaled $0. They also noted that the Corporation does not have any present intention of liquidating the Corporation or selling any part of its assets.



     The Board of Directors and Messrs. Halloran and Fast, in their consideration of the purchases and sales of the shares of Common Stock by the Corporation and its affiliates during the fiscal years ended June 30, 1994 and 1995 noted that Messrs. Halloran and Fast each effected only four purchases and sales totaling in the aggregate 6,575 shares, all in response to inquiries from unaffiliated stockholders seeking a purchaser for their shares, during such fiscal years. They specifically noted that during the quarter ended March 31, 1994, Messrs. Halloran and Fast each effected the purchase of 1,075 shares at an average price of twelve cents per share; during the quarter ended June 30, 1994, 150 shares at fifteen cents per share, during the quarter ended September 30, 1994, 300 shares at ten cents per share, and during the quarter ended June 30, 1995, 5,050 shares at ten cents per share. They also noted that the Corporation's Employee Stock Ownership Plan had not purchased any shares during these fiscal years. They did not accord any importance to these purchases and sales because they had been infrequent and sporadic and they occurred between management and stockholders seeking a purchaser for their shares and, therefore, in their view were not indicative of the Corporation's value.



     They likewise considered the recent issuance of 488,267 shares of Common Stock to Messrs. Halloran and Fast in payment of certain compensation owing to them. They specifically noted that the Corporation, on the basis of the Parrott Appraisal Report, issued these shares to them at nine cents per share. They believed, in connection with their determination of the Cash Consideration and the fairness of the Reverse Stock Split, despite the dilutive effect of the issuance of these shares on the per share value of the Corporation's Common Stock, that the proposed Cash Consideration should not be less than the value at which the Corporation issued these shares to Messrs. Halloran and Fast.



     The Board of Directors and Messrs. Halloran and Fast as a part of their determination of the Cash Consideration and the fairness of the Reverse Stock Split, accorded significant importance to an appraisal the Corporation obtained from The Parrott Partnership for purposes of the Stock Transaction (the "Parrott Appraisal Report"). The Parrott Appraisal Report, dated December 5, 1995,concluded that the fair market value of the Corporation at September 30, 1995 (the "Valuation Date") was $56,000 (or, after rounding nine cents per share). They acknowledged that the Corporation did not obtain the Parrott Appraisal Report for purposes of the Reverse Stock Split; that, since the Parrott Appraisal Report was prepared only for the purpose of the consideration of the payment of compensation to Messrs. Halloran and Fast in the form of shares of the Corporation's Common Stock, the Parrott Appraisal Report did not address specifically the fairness of the Reverse Stock Split generally or the fairness of the Reverse Stock Split from the point of view of the unaffiliated stockholders; and that several months had elapsed since September 30, 1995, the Valuation Date. However, they concluded, in their judgment, the Parrott Appraisal Report was the best and most realistic and reliable indication of the fair market value of the Corporation's shares of Common Stock for purposes of their determination of the amount of the proposed Cash Consideration and their analysis of the fairness of the Reverse Stock Split to the Fractional Stockholders. It provided to them a recent, thorough, and exhaustive analysis of the value of the Corporation from a qualified, independent outside third party. For these reasons, the Board of Directors adopted the analyses and conclusions of the Parrott Appraisal Report in support of their belief both that the proposed Cash Consideration constitutes fair value and that the Reverse Stock Split is fair to the Fractional Stockholders from a financial point of view.


     The Board of Directors and Messrs. Halloran and Fast considered updating the Parrott Appraisal Report. However, they decided that, given the expense to update such report and given that, on the basis of the most recent financial statements of the Corporation, the financial condition and, thus, the value of the Corporation had not materially changed September 30, 1995, updating such report was neither warranted nor necessary.

     The Parrott Partnership, whose address is Five Lincoln Center, 10200 S.W. Greenburg Road, Suite 340, Portland, Oregon 97223-5505, is a full service certified public accounting firm established in 1984. It also specializes in consulting services to closely held companies and performs valuation engagements. It is a member of the American Institute of Certified Public Accountants, Oregon Society of Certified Public Accountants, Management Consulting Services Division of the AICPA, and various civic and business affiliations. The Corporation selected The Parrott Partnership on the basis of its expertise in valuing companies. It also selected The Parrott Partnership because it did not have any previous relationship with, and was independent of, the Corporation and its officers and directors.

     The Parrott Partnership used several different standard valuation methods to arrive at its conclusion that the fair market value of the Corporation at September 30, 1995, was $56,000. It relied on a weighted average of methods as the best indication of fair market value.

     The Parrott Partnership specifically limited the purpose of the valuation to the consideration of compensation of employees, officers, and stockholders in the form of equity interests. It also limited its report for internal purposes only and, therefore, did not include any discussion of the background and history of the Corporation, economic and industry conditions, and financial analysis, including operations, management, strengths, and weaknesses, etc.

     The Parrott Partnership also limited its valuation to the following other assumptions and conditions:

     1. The information, estimates, and opinions contained in the report were obtained from sources considered to be reliable, but the Parrott Partnership did not assume any liability for these sources.

     2. The Corporation and its representatives warranted to the Parrott Partnership that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflected the Corporation's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted.

     3. The information supplied by the Corporation's management was accepted as correct without further verification, and the Parrott Partnership expressed no opinion on that information.

     4. Possession of the report does not carry with it the right of publication of all or any part of it or the right to use it for any purpose by anyone but the Corporation without the previous written consent of the Corporation or the Parrott Partnership and, in any event, only with a proper attribution.

     5. The Parrott Partnership is not required to give testimony in court or to attend any hearings or depositions, unless previous arrangements have been made.

     6. The various estimates of value presented in the report apply to the valuation only and may not be used out of the context presented in the report. The valuation is valid only for the purpose or purposes specified in the report.

     7. The valuation assumed that the Corporation will continue to operate as a going concern and that the character of its present business will remain intact.

     8. The valuation contemplated facts and conditions existing as of September 30, 1995, the Valuation Date. Events and conditions occurring after that date were not considered, and the Parrott Partnership expressly stated that it did not have any obligation to update its report for such events and conditions.

     The Corporation provided to the Parrott Partnership the following documents and other information to assist the Parrott Partnership in the preparation of the Parrott Appraisal Report:

     1. The Corporation's audited financial statements for the fiscal years ended June 30, 1991 through 1995, its unaudited financial statements for the interim periods through September 30, 1995, and its internal workpapers for such financial statements.

     2.  The Corporation's income tax returns for the years 1991 through 1995.

     3.  A forecast of income prepared by the Corporation's management.

     4. The Corporation's Annual Reports on Form 10-K for the fiscal year ended June 30, 1995.

     5. A letter prepared by management with respect to the background, management, industry, financial condition, relationships with customers and suppliers, ownership history and issues, etc.

     6. Oral and written representations from management with respect to various aspects and issues of operations and financial information, including asset value, officer salaries, inventory, real property lease, etc.

     7. The employment agreements between the Corporation and Messrs. Halloran and Fast.

     The Parrott Partnership based the Parrott Appraisal Report on the these documents and other information. The Parrott Partnership did not independently verify any of the information the Corporation's management provided to it.


     The Board of Directors and Messrs. Halloran and Fast, after the initial preparation of the Parrott Appraisal Report, requested permission from the Parrott Partnership to use such report to determine the Cash Consideration and to analyze the fairness of the Reverse Stock Split. They also requested permission to include such report as an exhibit to the Schedule 13E-3 to be filed with the Securities and Exchange Commission ("SEC") and to summarize such report in this Proxy Statement. The Parrott Partnership consented to the use of its report in this manner, but subject to the express condition that such use did not modify or vary in any manner the limitations and assumptions contained in the report.



     The Parrott Partnership considered several valuation approaches in its report. It initially considered the asset approach. It stated that this approach provides that the value of a business is directly related to the assets of the business.

It considered three valuation methods under this approach. It determined that the book value of the Corporation, the first method it considered under this approach, equaled a negative $817,000 as of September 30, 1995 (or, after rounding, a negative $1.28 per share). It defined book value to represent the historical cost (minus depreciation) of the Corporation's assets instead of their actual fair market value minus its liabilities as stated on its balance sheet as of September 30, 1995.


     It next determined that the adjusted book value, the second method it considered under this approach, equaled a negative $846,000 (or, after rounding, a negative $1.33 per share) also at September 30, 1995. It defined adjusted book value to represent the total equity of the Corporation set forth on its balance sheet, but with the value of the assets and liabilities thereon stated at fair market value.

     It considered the liquidation value under this approach. It stated that liquidation value estimates the remaining cash value if all the Corporation's assets were sold in a quick and orderly, piecemeal manner, and all liabilities were immediately paid with proceeds. It calculated the liquidation value at $0 (or $0 per share). It did not select liquidation value as an appropriate valuation method for purposes of estimating the fair market value of the Corporation, since the Corporation is functioning as a going concern and is anticipated to remain in operation.

     The Parrott Partnership next considered the income approach. It stated that the income approach theory states that the value of the business is directly related to the earnings of the business.

     In order to determine the value of the Corporation under this approach, the Parrott Partnership first adjusted the Corporation's income statement. It adjusted the business income of the Corporation to subtract nonbusiness expenses and income and to add business expenses not borne by the business and business income not reflected in the business operations. It determined, after these adjustments, that the Corporation's adjusted net loss was $149,000 for the fiscal year ended June 30, 1991, its adjusted net income was $222,000 for the fiscal year ended June 30, 1992, its adjusted net loss was $65,000 for the fiscal year ended June 30, 1993, its adjusted net income was $39,000 for the fiscal year ended June 30, 1994, and its adjusted net income was $62,000 for the fiscal year ended June 30, 1995.

     The Parrott Partnership, after these adjustments, next determined the capitalization rate to apply under this approach. It first acknowledged the capitalization rates vary among particular types of businesses and from one period of time to another. It stated that the more speculative the income stream of a business, the higher the capitalization rate; and, conversely, the more stable the income stream, the lower the capitalization rate. It defined this stability or lack of stability as "risk."

     In order to determine the capitalization rate, the Parrott Partnership determined the discount rate. It defined the discount rate as the annual return on investment or the cash return on investment available to a business owner.

     The Parrott Partnership first examined United States Treasury Bond market yields which it considered risk free. The long term Treasury Bond yield at September 30, 1995, equaled 7.5 percent. Since it did not consider investing in a company risk free, it then added a premium of 7 percent above the Treasury Bond yield for an equity investment on the basis of a publication entitled "Stocks, Bonds, Bills and Inflation (SBBI) Yearbook" for large common stocks published by SBBI-Ibbotson Associates, Inc. It then added a premium of 5.2 percent, again on the basis of this publication, since it considered small companies generally a higher risk than large common stocks on stock exchanges. It next added an additional subjective premium, based on certain specific factors enumerated in the report, such as returns on equity and assets, profitability percentage, current ratio, and the like, totaling 26 percent, since it believed an investment in the Corporation represents an additional risk over similar businesses in the same area. Finally, it added an additional premium of 3 percent, which represented the difference between the return on investment based on earnings instead of cash. On the basis of each of these factors, it concluded that the discount rate for the Corporation equaled 48.7 percent.

     Finally, in order to calculate the capitalization rate, the Parrott Partnership subtracted from the discount rate 3.8 percent, an amount it calculated to be equal to the long term growth rate of the business. On this basis, it concluded that the capitalization rate equaled 44.9 percent for forecasted earnings. It then converted such capitalization rate to the Corporation's earnings. It concluded, after such conversion, that the earnings capitalization rate equaled 43.3 percent.

     The Parrott Partnership did not add an excess earnings premium, which it stated is added for companies in the upper quartile of their industry, since it did not identify such a premium for the Corporation. It, thus, concluded that the excess earnings capitalization rate also equaled 43.3 percent.

     After making these preliminary adjustments to the Corporation's income statement and then determining a capitalization rate, the Parrott Partnership considered first the capitalization of earnings method under the income approach. It stated that this method considers the business as a single investment. It determined that the value of the Corporation utilizing the capitalization of earnings method was $261,000 at September 30, 1995 (or, after rounding, 41 cents per share). To arrive at this value, it first weighted the adjusted net income for each of the Corporation's five most recent fiscal years and then calculated the average of such net income. It then capitalized these earnings utilizing its capitalization rate. The value after capitalizing these earnings of the Corporation equaled $87,000. It then added $174,000, the amount of the net nonoperating assets, to this value.

     The Parrott Partnership then determined that the value of the Corporation was a negative $759,000 (or, after rounding, a negative $1.19 per share) utilizing the capitalization of excess earnings method. It defined the capitalization of excess earnings method as an income approach to valuation in which the adjusted book value and the intangible assets of the business are valued independently. This method then combines these assets to determine the fair market value of the business. To arrive at this value, it first determined the excess earnings in each of the Corporation's five most recent fiscal years, weighted them for each such year, and then calculated an average. It then capitalized such excess earnings by the excess earnings capitalization rate. Such value equaled $87,000. It then added to that value a negative $846,000, the adjusted book value of the Corporation.

     Finally, it determined that the value of the Corporation using the discounted future earnings method was $410,000 (or, after rounding, 64 cents per share). It defined the discounted future earnings analysis as an income approach to valuation which the total entity value is determined by estimating ten years of forecasted future earnings and then discounting those earnings back to the date of valuation. To arrive at this value, it discounted the annual earnings flows to present value by applying its discount rate of 48.7 percent. The value of $410,000 equaled the sum of the discounted future earnings flows, plus the income residual and net operating assets of the Corporation.

     The Parrott Partnership next considered the market approach. It stated this approach provides that the value of a business is directly related to comparable sales. It did not determine a value for the Corporation under this approach, since it did not find any sales of public or private companies for comparison purposes.

     The Parrott Partnership, on the basis of its analysis under each of these approaches, determined that the value of the Corporation before any minority or marketability discounts equaled $87,000 at September 30, 1995 (or, after rounding, 14 cents per share).

     It then considered the appropriateness of either a minority or a marketability discount. It defined the minority discount as a reduction in value due to a lack of control. It defined the marketability discount as a reduction in value due to a stock restriction or prohibition, such as a lack of a ready market, securities law restrictions, buy-sell agreements, right of first refusal restrictions, and shareholder agreements. It concluded that it should discount its determination of the value of the Corporation due to a lack of control and marketability. It discounted such value of ten percent for Messrs. Halloran and Fast and 25 percent for all other stockholders for lack of control and by 20 percent for all stockholders for lack of marketability.
After taking into account these discounts, it concluded that the fair market value of the Corporation at September 30, 1995, was $56,000 (or, after rounding, nine cents per share).


     The Parrott Partnership accorded different weights to each valuation approach. On one hand, it did not accord any weight to either the asset or market approaches. It did not accord any weight to the asset approach, because, in the view of the Parrott Partnership, the value of the Corporation was not directly related to the value of its assets. Book value and the adjusted book value, as determined by the Parrott Partnership, were a negative $817,000 and a negative $846,000, respectively. Moreover, it did not select liquidation value as an appropriate valuation for the same reason. It rejected that valuation, since the Corporation is functioning as a going concern and is anticipated to remain in operation. It did not accord any weight to the market approach, since it did not locate any comparable sales of public or private companies.

     On the other hand, the Parrott Partnership accorded significant weight to the income approach in determining its valuation of the Corporation. It, in turn, accorded different weights to each of the three methods employed by it under this approach. On the basis of each of the methods employed by it, it calculated the value of the Corporation (before any minority and marketability discounts) by weighting each of the values determined under this approach and then averaging such values. It multiplied the capitalization of earnings value of $261,000 by three to equal $783,000. It then added to such amount the capitalization of excess earnings value (a negative $759,000) and the discounted future earnings value ($410,000). It then divided such amount, $434,000, by five to reach its value (before any marketability and minority discount) to reach $87,000 as the value of the Corporation.


     The Parrott Partnership accorded significant weight to a marketability and minority discount. It determined, after taking into account these discounts, that the value of the Corporation equaled $56,000 at September 30, 1995.

     The foregoing is only a general description of the Parrott Appraisal Report and is qualified in its entirety by reference to the Parrott Appraisal Report (including the assumptions and limiting conditions contained therein). The Corporation will make available a copy of the Parrott Appraisal Report for inspection and copying at the principal offices of the Corporation at 5600 N.E. Hassalo Street, Portland, Oregon during its regular business hours by any interested stockholder of the Corporation or such stockholder's representative who has been so designated in writing. The Corporation will also transmit a copy of the Parrott Appraisal Report to the interested stockholder or such stockholder's representative who has so designated in writing upon written request and at the expense of the requesting stockholder.


     The Board of Directors and Messrs. Halloran and Fast reviewed another valuation which the Corporation's Employee Stock Ownership Plan and Trust ("ESOP") obtained from Alpen Securities, Inc. ("Alpen") for the purpose of determining the value of the ESOP's assets, comprised primarily of shares of Common Stock as of December 31, 1994. The ESOP requires that the trustee thereof determine the fair market value of such assets based on at least an annual appraisal. This valuation represented the most recent annual appraisal obtained by the trustee. This valuation (the "Alpen Report"), in the form of a two page letter to Mr. Halloran dated April 26, 1995, concluded that the fair market value of the Corporation as of December 31, 1994, was $280,000 (or, after rounding, 44 cents per share).


     Alpen first stated in the Alpen Report that the operating statements of the Corporation reflected 18 months of profitable operations and the absence of disturbing peaks and valleys of business activity that marked prior periods.
It then noted that such operating statements were comforting, since they provided some basis to assume that the current level of revenues can be maintained and that management had achieved effective control of profit margins and expenses. Second, Alpen noted that, by December 31, 1994, the Corporation's recent operations had made a noticeable improvement in the balance sheet of the Corporation. It noted that such balance sheet still reflected a negative net worth, but that the components were now much sounder
than they had been for many years.   Alpen stated that, as in prior analyses
Alpen had conducted for the ESOP, it did not adjust the value to reflect limited marketability, minority or control interests, or other factors. Alpen did not describe its valuation methods, approaches, and calculations, did not describe the documents and other information on which it based its analyses and conclusions, and, except to state that it did not adjust the value to reflect limited marketability, minority or control interest, or other factors, it did not set forth its limiting assumptions and conditions.

     The Board of Directors and Messrs. Halloran and Fast did not believe that the Alpen Report provided a realistic indication of the Corporation's value. The Alpen Report, unlike the Parrott Appraisal Report, did not describe its valuation methods, approaches, and calculations, did not include a minority or marketability discounts, did not describe the documents and other information on which it based its analyses and conclusions, and did not set forth its limiting assumptions and conditions.


     The Board of Directors and Messrs. Halloran and Fast finally considered the Corporation's business, prospects, and business strategy and its financial condition, results of operations, assets, and liabilities in their determination of the Cash Consideration and in their evaluation of the fairness of the Reverse Stock Split from a financial point of view. They likewise considered current industry, economic, and market conditions.



     They acknowledged during the course of their deliberations that certain of the per share values considered, such as prices previously paid by management and others, going concern values utilizing the capitalization of earnings and the discounted future earnings methods in the Parrott Appraisal Report, and the valuation in the Alpen Report, exceeded the proposed Cash Consideration. They did not accord any importance to those prices and values, because, for the reasons set forth in this section, they did reflect the Corporation's value. Instead, they concluded on the basis of all of the factors considered that the Cash Consideration reflects the Corporation's fair value and, for this reason, that the Reverse Stock Split is fair to the Fractional Stockholders from a financial point of view.



     The Board of Directors and Messrs. Halloran and Fast likewise concluded that the Reverse Stock Split is fair to the Fractional Stockholders from a procedural point of view. They reiterated that, in the determination of the amount of the Cash Consideration and in their evaluation of the fairness of the Reverse Stock Split from a financial point of view, they specifically adopted the analyses and conclusions of the Parrott Appraisal Report, an appraisal from an independent third party. Second, they noted that the Reverse Stock Split, given the lack of any market for the Corporation's shares of Common Stock, afforded stockholders a one time opportunity to receive, in the view of the Board of Directors and Messrs. Halloran and Fast, fair value for their shares. Third, the Reverse Stock Split constituted the most expeditious, efficient, and least expensive method to convert the Corporation from a reporting company to a privately held nonreporting company in comparison to other alternatives considered by them. Fourth, they noted that a stockholder may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock under the Oregon Business Corporation Act.



     The Board of Directors and Messrs. Halloran and Fast, either did not assign any weight to a specified factor if, in their view, such factor did not assist them in their determination either of the Cash Consideration or the fairness of the Reverse Stock Split. If any factor assisted them in their determination, they also did not assign a relative weight to such factor and did not make a determination as to why any particular factor, as a result of the deliberations by them, should be assigned any weight. However, the Board of Directors and Messrs. Halloran and Fast considered the following factors as most important: the Parrott Appraisal Report, the lack of any established trading market for the Corporation's shares of Common Stock, and the Fractional Stockholders' dissenting stockholders' rights under the Oregon Business Corporation Act.



     Consideration of Alternatives.



     The Board of Directors and Messrs. Halloran and Fast considered the merits of various other alternatives to the Reverse Stock Split. They determined that the first alternative considered, of privately negotiated or open market purchases, would not be feasible because the vast majority of the Corporation's stockholders hold small numbers of the shares of Common Stock and the Corporation does not have current or forwarding addresses for many of its stockholders. They also determined that, in all likelihood, it would not be possible, in any reasonable period of time, to purchase a significant number of the shares of the Corporation's Common Stock to ensure the reduction of the number of the holders of the shares of its Common Stock to less than 300. Finally, they determined that the legal and other transaction costs to implement this alternative would be substantially greater than the costs to implement the Reverse Stock Split.



     Similarly, they that either the Corporation or Messrs. Halloran and Fast commencing a tender offer would not be feasible for the same reasons that the alternative of privately negotiated or open market purchases would not be feasible.



     Third, the Board of Directors and Messrs. Halloran and Fast determined that the sale of the Corporation (involving the sale of all or substantially all of its assets, the merger of the Corporation into or with another corporation, or other form of business combination) would not be a feasible alternative. No third party had expressed any interest in purchasing any of the assets of the Corporation, in merging with the Corporation, or otherwise in entering into a business combination with the Corporation.



     The Board of Directors and Messrs. Halloran or Fast likewise determined that it would not be a feasible alternative to locate a third party to purchase the Corporation. They reiterated, on the basis of informal discussions which Messrs. Halloran and Fast have had with prospective purchasers in the past, that no third party had expressed any interest in pursuing formal negotiations for the purchase of the Corporation in light of the Corporation's existing financial status. Moreover, in their judgment, if a third party desired to purchase the assets of the Corporation, then the Corporation would be required to utilize the sales proceeds to pay its indebtedness. Since the indebtedness of the Corporation would exceed in all likelihood the amount of the purchase price for the assets, given that the Corporation's indebtedness and other liabilities exceed its assets, then the Corporation would not likely be in a position to disburse any part of the proceeds from the sale of the assets to the stockholders.



     The Board of Directors likewise concluded that the liquidation and dissolution of the Corporation would not be a feasible alternative for the same reason that the sale of the Corporation would not be feasible. That is, the proceeds from the liquidation of the Corporation's assets would likely not be sufficient to pay in full the Corporation's indebtedness and other liabilities and, therefore, the Corporation would not be in a position to pay to its stockholders any amount for their shares of Common Stock in liquidation.



     Finally, the Board of Directors considered the alternative of additional public or private financing. It concluded that this alternative would not be feasible. The Corporation would be required to sell a substantial number of additional shares of its Common Stock in order to raise any significant amount of capital, given the current value of such shares, resulting in the dilution of all of the stockholders' interest in the Corporation. They reiterated that, on the basis of informal discussions which Messrs. Halloran and Fast have had with prospective purchasers in the past, no third party had expressed any interest in pursuing formal negotiations to provide any financing to the Corporation in light of the Corporation's existing financial status. The Corporation would also remain subject to the regulatory and reporting requirements of the Exchange Act without in all likelihood the development of any significant trading market for the Common Stock.


     Recommendations of the Board of Directors.


     The Board of Directors unanimously concluded that, on the basis of these factors, the Reverse Stock Split, both from a procedural and financial point of view, is fair to the Corporation, the Fractional Stockholders, and Messrs. Halloran and Fast. For these reasons and the reasons described in "Special Factors - Background and Reasons for the Reverse Stock Split" and "Special Factors - Purpose of the Reverse Stock Split," the Board of Directors, including the only director who is not an employee of the Corporation, unanimously approved the Reverse Stock Split and recommended that the stockholders vote FOR the Reverse Stock Split.


INTEREST OF CERTAIN PERSONS IN THE REVERSE STOCK SPLIT; CONFLICTS OF INTEREST


     Messrs. Halloran and Fast are the principal stockholders, two of the three members of the Board of Directors, and the sole executive officers of the Corporation. They will continue to be officers and directors of the Corporation and its only stockholders after the consummation of the Reverse Stock Split. They own, as of the date of this Proxy Statement, in the aggregate 720,781 shares of Common Stock, representing approximately 64 percent of the Corporation's issued and outstanding shares of Common Stock. The Corporation, on February 29, 1996, issued to Messrs. Halloran and Fast 488,267 of such shares at nine cents per share in payment of certain compensation then owing and additional compensation to be owing to them under their respective Employment Agreements with the Corporation (the issuance of these shares is referred to in this Proxy Statement as the "Stock Transaction"). This compensation, which equaled in the aggregate $43,944, reflected compensation owing to them since January 1995 and to be owing to them until December 31, 1996, the date of the expiration of such Employment Agreement. For Mr. Halloran, such compensation equaled $23,469 (with $11,600 of such amount representing compensation owing to him as of February 29, 1996, and $11,869 representing compensation owing to him between February 29, 1996, and December 31, 1996). For Mr. Fast, such compensation equaled $20,475 (with $10,121 of such amount representing the compensation owing to him as of February 29, 1996, and $10,354 representing compensation owing to him between February 29, 1996, and December 31, 1996). A complete description of the Stock Transaction is set forth in "The Reverse Stock Split - Transactions in Shares of Common Stock of Corporation." They owned in the aggregate 232,514 shares of Common Stock prior to the Stock Transaction, which represented approximately 37 percent of the Corporation's issued and outstanding shares of Common Stock. Messrs. Halloran and Fast collectively own a sufficient number of shares of Common Stock to approve the Reverse Stock Split. They have indicated that they will each vote their shares in favor of the approval of the Reverse Stock Split. They were present at the meetings of the Board of Directors at the Reverse Stock Split was considered and approved. The Board of Directors was aware of these potential and actual conflicts of interest but concluded that the Reverse Stock Split, despite these conflicts, is fair to the Corporation and its stockholders.

     The directors of the Corporation who are not employees of the Corporation did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Stock Split or for the purpose of preparing a report with respect to the fairness of the Reverse Stock Split. The Board of Directors, including the sole director of the Corporation who is not an employee of the Corporation, determined that the cost and expense to retain such representative or to prepare such report were not warranted in light of the expected Cash Consideration to be paid to the Fractional Stockholders pursuant to the Reverse Stock Split and in light of the right of each of the Fractional Stockholders to dissent from the Reverse Stock Split under the Oregon Business Corporation Act. The Board of Directors also did not appoint an independent committee of the Board of Directors to review the fairness of the Reverse Stock Split for the same reasons.

LACK OF OPINIONS, APPRAISALS, AND REPORTS


     Neither the Corporation nor the Board of Directors received any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split, including, but not limited to, any report, opinion, or appraisal with respect to the fairness of the Reverse Stock Split to the Corporation, any affiliates of the Corporation, or any unaffiliated stockholders of the Corporation. The Corporation obtained an appraisal from The Parrott Partnership (referred to in this Proxy Statement as the "Parrott Appraisal Report") for the Stock Transaction. Although the Corporation did not obtain the Parrott Appraisal Report for the Reverse Stock Split, the Board of Directors accorded it significant importance in determining the Cash Consideration and evaluating the fairness of the Reverse Stock Split.
A description of the Parrott Appraisal Report is set forth in "Special Factors
- - Recommendations of the Board of Directors; Fairness of the Reverse Stock Split." See "The Reverse Stock Split - Transactions in Shares of Common Stock of Corporation."


PLANS FOR THE CORPORATION AFTER THE REVERSE STOCK SPLIT

     Except as indicated in this Proxy Statement, the Corporation and Messrs. Halloran and Fast do not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Corporation or any of its subsidiaries; a sale or transfer of a material amount of assets of the Corporation or any of its subsidiaries; any change in the present Board of Directors or management of the Corporation including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the Board of Directors or to change any material term of the employment contract of any executive officer; or any material change in the present dividend rate or policy or indebtedness or capitalization of the Corporation. Upon consummation of the Reverse Stock Split, the assets, business, and operations of the Corporation will be continued substantially as they are currently being conducted.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

     General Effects.

     If the Reverse Stock Split is approved by the vote of a majority of the outstanding shares of Common Stock, the number of authorized shares of Common Stock will be decreased from 50,000,000 to 500. After giving effect to the Reverse Stock Split, the Corporation will have only two stockholders of record, Messrs. Halloran and Fast. The interest of Messrs. Halloran and Fast in the net book value and net earnings of the Corporation in terms of both dollar amounts and percentages will change. On the basis of the financial statement information contained in the Corporation's Form 10-Q for the quarter ended March 31, 1996, Mr. Halloran's interest in the accumulated deficit of the Corporation will increase from $219,681 or 33.7 percent to $325,936 or 50 percent, and his interest in the net earnings will increase from $56,993 or
33.7 percent to $84,559 or 50 percent. Also on the basis of such financial statement information, Mr. Fast's interest in the accumulated deficit of the Corporation will increase from $197,517 or 30.3 percent to $325,936 or 50 percent, and his interest in the net earnings will increase from $51,243 or
30.3 percent to $84,559 or 50 percent. On the other hand, each share of Common Stock owned by the Fractional Stockholders will be automatically converted into the right to receive from the Corporation, in lieu of fractional shares of New Common Stock, cash in the amount of nine cents for each share of Common Stock. The Fractional Stockholders will cease to be stockholders or to have any equity interest in the Corporation and, therefore, will not share in its future earnings and growth, if any, and will not have any right to vote on any corporate matter.

     Termination of Exchange Act Registration.

     The shares of Common Stock are currently registered under the Exchange Act. Such registration may be terminated upon application of the Corporation to the SEC if the Corporation has fewer than 300 record holders of the shares. The Corporation currently intends to make an application for termination of registration of the shares of New Common Stock as promptly as possible after filing the Articles of Amendment. Termination of registration of the shares of New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Corporation to its stockholders and to the SEC and would be make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy or information statement in connection with stockholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to "going private" transactions, no longer applicable to the Corporation. Termination of the registration of the shares of the New Common Stock would also deprive "affiliates" of the Corporation and persons holding "restricted securities" of the Corporation of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

     Effect on Market for Shares.

     If the Reverse Stock Split is approved and, as contemplated, the shares of New Common Stock are deregistered under the Exchange Act, the Corporation will not have any market for its shares of New Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt by each Fractional Stockholder of cash in lieu of fractional shares of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

     Under Section 302 of the Code, a Fractional Stockholder will recognize gain or loss upon receiving cash in lieu of fractional shares of New Common Stock if (i) the Reverse Stock Split results in a "complete redemption" of all of the Fractional Stockholder's shares of Common Stock, (ii) the receipt of cash is "substantially disproportionate" with respect to the Fractional Stockholder, or (iii) the receipt of cash is "not essentially equivalent to a dividend" with respect to the Fractional Stockholder. These three tests are applied by taking into account not only shares that a Fractional Stockholder actually owns, but also shares that a Fractional Stockholder constructively owns pursuant to Section 318 of the Code, described below.

     If any one of these three tests is satisfied, the Fractional Stockholder will recognize gain or loss equal to the difference between the amount of cash received by the Fractional Stockholder pursuant to the Reverse Stock Split and the tax basis in the existing shares of Common Stock held by the Fractional Stockholder. Provided that the shares of Common Stock constitute a capital asset in the hands of the Fractional Stockholder, this gain or loss will be long-term capital gain or loss if the shares of Common Stock are held for more than one year and will be short-term capital gain or loss if the shares of Common Stock are held for one year or less.

     Pursuant to the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares actually owned by the stockholder. For instance, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren, and parents ("family attribution"). A stockholder is also considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50 percent or more of the value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities ("entity attribution"). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option.

     The receipt of cash by a Fractional Stockholder pursuant to the Reverse Stock Split will result in a "complete redemption" of all of the Fractional Stockholder's shares of Common Stock, so long as the Fractional Stockholder does not constructively own any shares of New Common Stock immediately after the Reverse Stock Split. However, a Fractional Stockholder may qualify for gain or loss treatment under the "complete redemption" test even though such Fractional Stockholder constructively owns shares of New Common Stock provided that (i) the Fractional Stockholder constructively owns shares of New Common Stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (ii) the Fractional Stockholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the Fractional Stockholder has no interest in the Corporation immediately after the Reverse Stock Split (including as an officer, director, or employee), other than an interest as a creditor).

     It is anticipated that most Fractional Stockholders will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, a Fractional Stockholder may nevertheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the Reverse Stock Split will be "substantially disproportionate" with respect to the Fractional Stockholder if the percentage of shares of New Common Stock constructively owned by the Fractional Stockholder immediately after the Reverse Stock Split is less than 80 percent of the percentage of Existing shares of Common Stock actually and constructively owned by the Fractional Stockholder immediately before the Reverse Stock Split. Alternatively, the receipt of cash pursuant to the Reverse Stock Split will, in general, be "not essentially equivalent to a dividend" if the Reverse Stock Split results in a "meaningful reduction" in the Fractional Stockholder's proportionate interest in the Corporation.

     If none of the three tests described above is satisfied, the Fractional Stockholder will be treated as having received a taxable dividend in an amount equal to the entire amount of cash received by the Fractional Stockholder pursuant to the Reverse Stock Split.

     The receipt of shares of New Common Stock in the Reverse Stock Split by stockholders of the Corporation who are not Fractional Stockholders will be a non-taxable transaction for federal income tax purposes. Consequently, a stockholder of the Corporation receiving shares of New Common Stock will not recognize gain or loss, or dividend income, as a result of the Reverse Stock Split with respect to the shares of New Common Stock received. In addition, the basis and holding period of such stockholder's shares of Common Stock will carry over as the basis and holding period of such stockholder's shares of New Common Stock.

     Various legislative proposals have been introduced in Congress that would reduce the rate of federal income taxation of certain capital gains. Such legislation, if enacted, might apply only to gain realized on transactions occurring after a date specified in the legislation. It cannot be predicted whether any such legislation ultimately will be enacted and, if enacted, what its effective date will be.

     THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THE STOCKHOLDERS WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

SOURCE AND AMOUNTS OF FUNDS FOR AND EXPENSES OF THE REVERSE STOCK SPLIT

    Estimated fees and expenses incurred or to be incurred by the Corporation in connection with the Reverse Stock Split are approximately as follows:


                                                                    Approximate
Item                                                                  Amount
- ----                                                                -----------


                                                                            1
Payment of Cash Consideration                                       $ 37,219
Legal Fees and Expenses                                             $ 25,000
Accounting Fees and Expenses                                        $  2,500
Commission Filing Fees                                              $    125
Printing and Mailing Expenses                                       $  2,500
Proxy Solicitation Fees and Expenses                                $    500
Miscellaneous Expenses                                              $  1,000
                                                                     -------

    Total                                                           $ 68,844


     The Corporation has paid or will be responsible for paying all of such expenses. It will pay such expenses out of available cash reserves. It will not borrow any part of such funds to pay these expenses from its existing line of credit. If the Corporation is required to borrow all or any part of such funds to pay such expenses, it will borrow such funds from Messrs. Halloran and Fast upon mutually agreeable terms and conditions. The Corporation has not made any such plans or arrangements as of the date of this Proxy Statement. Messrs. Halloran and Fast will lend such funds to the Corporation from their personal funds.

                            THE REVERSE STOCK SPLIT


AMENDMENT OF RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK
SPLIT



     Pursuant to the terms of the Articles of Amendment, if approved, the authorized shares of Common Stock will be reduced from 50,000,000 to 500, each 100,000 shares of the Corporation's Common Stock then issued will be automatically converted into one share of the Corporation's New Common Stock, and each share of Common Stock owned by a stockholder whose share ownership would, as a result of the Reverse Stock Split, be reduced to less than one share of New Common Stock (a "Fractional Stockholder"), will be automatically converted into the right to receive from the Corporation, in lieu of the issuance of fractional shares of New Common Stock, cash in the amount of nine cents for each share of Common Stock. The form of the Articles of Amendment is attached as Annex A to this Proxy Statement. If the Reverse Stock Split is approved at the Special Meeting by the holders of a majority of the currently issued and outstanding Common Stock the Corporation expects to file the Articles of Amendment to the Restated Articles of Incorporation with the Secretary of State of the State of Oregon on September 10, 1996, immediately following the Special Meeting, or as soon as practicable thereafter (the "Effective Date").


EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARES

     Within 10 days after the Effective Date, the Corporation will mail to the Fractional Stockholders a notice of the filing of the Articles of Amendment (the "Notice of Filing") and a letter of transmittal (the "Letter of Transmittal") containing instructions with respect to the submission of shares of Common Stock to the Corporation. Fractional Stockholders will be entitled to receive, and the Corporation will be obligated to make payment of, cash in lieu of fractional shares of New Common Stock only by transmitting stock certificate(s) for shares of Common Stock to the Corporation, together with the properly executed and completed Letter of Transmittal and such evidence of ownership of such shares as the Corporation may require.


     The Corporation will use its best efforts to locate each of the Fractional Stockholders, including contacting the Department of Motor Vehicles of the State of Oregon (as well as any similar agency located in states in which other Fractional Stockholder reside) and contacting other stockholders to inquire with respect to the location of any missing Fractional Stockholders. If the Corporation cannot locate a missing Fractional Stockholder or a Fractional Stockholder does

- ----------------------
1 Calculated by dividing 413,541, the number of shares of Common Stock owned by the Fractional Stockholders, by nine cents, the Cash Consideration.

not return such Fractional Stockholder's certificate(s) and Letter of Transmittal and request payment therefor, then such Fractional Stockholder generally has a period of five years from the date of the Reverse Stock Split to claim the cash payment payable to such Fractional Stockholder. For example, with respect to Fractional Stockholders whose last known addresses are in Oregon, as shown by the records of the Corporation, the period is five years. At the expiration of such five year period, the Uniform Disposition of Unclaimed Property Act of the State of Oregon would cause the cash payments to escheat to the State of Oregon. For Fractional Stockholders who reside in other states or whose last known addresses, as shown by the records of the Corporation, are states other than Oregon, such states may have abandoned property laws which permit such state to obtain custodial possession of property that has been unclaimed until the owner reclaims it or which permit the escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years.


VOTING; VOTE REQUIRED


     The proposed Reverse Stock Split must be approved by a vote of not less than a majority of the shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting. The Board of Directors has been informed that the executive officers and directors of the Corporation will vote in favor of that Reverse Stock Split. They presently hold sufficient shares of Common Stock to approve the Reverse Stock Split at the Special Meeting. There are no contracts, arrangements, understandings, or relationships in connection with the Reverse Stock Split between the Corporation (including its officers or its directors) and any other person with respect to any securities of the Corporation.


     THE NOTICE OF FILING AND THE LETTER OF TRANSMITTAL WILL BE TRANSMITTED BY THE CORPORATION TO STOCKHOLDERS AT A DATE SUBSEQUENT TO THE EFFECTIVE DATE. STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THE NOTICE OF FILING AND LETTER OF TRANSMITTAL ARE RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL.

     There will be no service charges payable by the Fractional Stockholders in connection with the payment of cash in lieu of the issuance of fractional shares of New Common Stock. These costs will be borne by the Corporation.

DISSENTING STOCKHOLDERS' RIGHTS

     Stockholders who do not vote in favor of the approval of the Reverse Stock Split have the right, in lieu of the payment of the Cash Consideration, to seek payment in cash of the fair value of their shares of Common Stock by strictly complying with the requirements of Sections 60.551 to 60.594 of the Oregon Business Corporation Act (the "OBCA"). Failure of a stockholder to strictly adhere to the requirements of Sections 60.551 to 60.594 of the OBCA may result in the loss of such stockholder's dissenter's rights.


     A stockholder who wishes to assert such stockholder's dissenter's rights must deliver to the Corporation a written notice before the vote on the Reverse Stock Split at the Special Meeting to be held on September 10, 1996, of the stockholder's intent to demand payment for the stockholder's shares of Common Stock if the Reverse Stock Split is effectuated (the "Notice of Intent to Demand Payment"). The written Notice of Intent to Demand Payment should be delivered to Book Centers, Inc., 5600 N.E. Hassalo Street, Portland, Oregon 97213, Attention: Daniel P. Halloran, Secretary, prior to the Special Meeting. A dissenting stockholder may not dissent as to less than all shares of Common Stock beneficially owned by the stockholder. A dissenting stockholder also may not vote any of such stockholder's shares of Common Stock for the Reverse Stock Split.


     If the stockholders approve the Reverse Stock Split, the Corporation must then give, within ten days after the approval of the Reverse Stock Split, a written dissenters' notice (the "Dissenters' Notice") to each stockholder who delivered to the Corporation a Notice of Intent to Demand Payment in accordance with the OBCA. The Dissenters' Notice must: (a) state where the payment demand will be sent and where and when certificates of shares will be deposited; (b) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (c) supply a form for demanding payment that (i) includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and (ii) that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date; (d) set a date by which the Corporation must receive the payment demand (which date may not be fewer than 30 and no more than 60 days after the date the Dissenters' Notice is delivered); and (e) be accompanied by a copy of Sections 60.551 to 60.594 of the OBCA.

     A stockholder sent a Dissenters' Notice must (a) demand payment, (b) certify whether the stockholder acquired beneficial ownership of the shares before the date required to be set forth in the Dissenters' Notice, and (c) deposit the stockholder's certificates in accordance with the terms of the Dissenters' Notice. A stockholder who does not demand payment or deposit the stockholder's certificates where required, each by the date set forth in the Dissenters' Notice, is not entitled to payment for the stockholder's shares under Section 60.551 to 60.594 of the OBCA.

     As soon as the proposed corporate action is taken or upon receipt of a payment demand in accordance with the OBCA, the Corporation must pay each dissenter the amount the Corporation estimates to be the fair value of the stockholder's shares, plus accrued interest. The payment must be accompanied by (a) the Corporation's balance sheet as of the end of the fiscal year, ending not more than 16 months before the date of payment, income statement for that year, and the latest available interim financial statements, if any; (b) a statement of the Corporation's estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the dissenter's rights to demand payment if the dissenter is not satisfied with such payment; and (e) a copy of Sections 60.551 to 60.594 of the OBCA.

     A dissenter may notify the Corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, if the dissenter believes that the amount paid is less than the fair market value of the dissenter's shares or believes that the interest due is incorrectly calculated, if the Corporation fails to make payment within 60 days after the date set for demanding payment, or if the Corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenter waives the right to demand payment, unless the dissenter notifies the Corporation of the dissenter's demand in writing within 30 days after the Corporation made or offered payment for the dissenter's shares.

     If a demand for payment remains unsettled, the Corporation must commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the Corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     A vote AGAINST approval of the Reverse Stock Split does not constitute the written objection required to be filed by a dissenting stockholder. However, failure by a stockholder to vote AGAINST approval of the Reverse Stock Split will not constitute a waiver of rights under Sections 60.551 to 60.594 of the OBCA provided that a written notice has been properly delivered to the Corporation and such stockholder has not voted any of such stockholder's shares FOR the approval of the Reverse Stock Split.

     The foregoing does not purport to be a complete statement of the provisions of Section 60.551 to 60.594 of the OBCA and is qualified in its entirety by reference to such sections, which are reproduced in full as Annex B to this Proxy Statement.

     THE PROVISIONS OF SECTION 60.551 TO 60.594 OF THE OBCA ARE COMPLEX AND TECHNICAL IN NATURE. STOCKHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS MAY WISH TO CONSULT COUNSEL, SINCE THE FAILURE TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS OF THEIR DISSENTERS' RIGHTS.

TRANSACTIONS IN SHARES OF COMMON STOCK OF CORPORATION

     Introduction.

     On February 29, 1996, the Corporation issued to Messrs. Halloran and Fast 488,267 shares of Common Stock in payment of certain compensation then owing and to be owing to them under their respective Employment Agreements with the Corporation. The issuance of these shares of Common Stock to them is referred to in this Proxy Statement as the "Stock Transaction." The following is a description of the Stock Transaction.

     Background and Reasons for the Stock Transaction.


     Effective January 1, 1992, Messrs. Halloran and Fast each entered into four year Employment Agreements with the Corporation. Each agreement expires on December 31, 1996, and thereafter is automatically extended for additional one year terms, unless terminated according to each such Employment Agreement. Each Employment Agreement requires, in the event of the termination of employment, that the Corporation use its best efforts to cause the Corporation's lender (as identified in each of the Employment Agreements) to to release certain personal guarantees and security interests in their personal assets which Messrs. Halloran and Fast provided to such lender in order to obtain financing for the Corporation. Each Employment Agreement also requires the Corporation to pay them a base salary and to increase that base salary not less than seven percent per year.



     Beginning in January 1995, Messrs. Halloran and Fast voluntarily deferred the agreed upon increases in their salaries in order to permit the Corporation to use its limited cash resources for other purposes. Messrs. Halloran and Fast in August 1995 began informally discussing with the Board of Directors the payment of the agreed upon increases in their salaries(such compensation is referred to in this section as the "Deferred Compensation"). They proposed at that time that, instead of the Corporation utilizing its limited cash resources to pay them the Deferred Compensation the Corporation pay the Deferred Compensation in the form of shares of the Corporation's Common Stock. Messrs. Halloran and Fast desired that the Corporation address the issue of the payment of the Deferred Compensation then, because both Messrs. Halloran and Fast had entered into their respective Employment Agreements subject to the condition that, in consideration for them guaranteeing the Corporation's lines of credit and for pledging their personal assets as additional security the Corporation pay to them all of the agreed upon compensation owing to them under their Employment Agreements. Messrs. Halloran and Fast did not wish to delay the resolution of this issue until the expiration of the initial terms of their Employment Agreements.



     The Corporation, in order to evaluate their proposal to pay the Deferred Compensation, retained the Parrott Partnership in November 1995 to determine the fair market value of the Corporation. The Corporation obtained the Parrott Appraisal Report for the limited purpose of the payment of compensation to Messrs. Halloran and Fast in the form of shares of the Corporation's Common Stock. It did not obtain such appraisal for the purpose of evaluating the fairness of the Stock Transaction to the Corporation, to Messrs. Halloran and Fast, or to the Corporation's unaffiliated stockholders or for any other purpose. It determined that the cost and expense to obtain another appraisal for these purposes was not warranted since the Parrott Partnership was an independent outside third party. Neither the Board of Directors nor its sole director who is not an employee of the Corporation retained an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for the purposes of negotiating the terms of the Stock Transaction or for the purpose of preparing a report with respect to the fairness of the Stock Transaction.



     The Parrott Partnership provided to the Corporation the Parrott Appraisal Report on December 5, 1995. It determined in such report that the fair market value of the Corporation was $56,000 at September 30, 1995 (or, after rounding, nine cents per share).



     Messrs. Halloran and Fast, on the basis of the Parrott Appraisal Report, proposed that the Corporation issue to them such number of additional shares of Common Stock equal to the amount of the Deferred Compensation, multiplied by nine cents (the value of each share of Common Stock as set forth in the Parrott Appraisal Report). On the basis of this formula, they proposed that the Corporation issue to them 488,267 shares of Common Stock in payment of the Deferred Compensation, with 260,767 shares being issued to Mr. Halloran in payment of $23,469 of the Deferred Compensation owing to him and 227,500 shares being issued to Mr. Fast in payment of $20,475, the Deferred Compensation owing to him.

     Approval of the Stock Transaction.


     The Board of Directors, at its meeting on February 29, 1996, at which all of the directors were present, including Messrs. Halloran and Fast and Mr. Frank L. Ford, first formally considered and voted on the Stock Transaction. It unanimously approved the issuance of 488,267 shares of Common Stock in the aggregate to Messrs. Halloran and Fast, at nine cents per share in payment of the Deferred Compensation. For Mr. Halloran, the Board of Directors approved the issuance of 260,767 shares in payment of Deferred Compensation in the total amount of $23,469 (with $11,600 of such amount representing Deferred Compensation owing to him as of February 29, 1996, and $11,869 representing Deferred Compensation owing to him between February 29, 1996, and December 31,
1996). For Mr. Fast, the Corporation approved the issuance of 227,500 shares of Common Stock in payment of Deferred Compensation in the total amount of $20,475 (with $10,121 of such amount representing the Deferred Compensation owing to him as of February 29, 1996, and $10,354 representing Deferred Compensation owing to him between February 29, 1996, and December 31, 1996).



     It also determined at that meeting that the issuance of the shares of Common Stock to the Corporation was in the best interest of and fair to both the Corporation and its stockholders. It determined that the issuance of the shares to them would pay in full the Deferred Compensation currently owing to them under their Employment Agreements without the Corporation using its limited cash resources or making any additional advances on its lines of credit. It stated that such issuance would fulfil the current and future obligations of the Corporation under the Employment Agreements with respect to the payment of the Deferred Compensation without the utilization of the Corporation's cash resources. It stated that, on the basis of the Parrott Appraisal Report, Messrs. Halloran and Fast would be issued Common Stock the value of which would be equal to the Deferred Compensation and would be receiving no extra or special economic benefit, particularly in light of the lack of marketability of the Common Stock.



     The Board of Directors, at such meeting, discussed alternatives to the payment of the Deferred Compensation in such manner, including Messrs. Halloran and Fast continuing to defer the payment of the Deferred Compensation until a later time or the payment of such compensation all in cash or in part in cash and in part in shares (including issuing only such number of shares that Messrs. Halloran and Fast, after such issuance, would continue to be the owners of less than 50 percent of the Corporation's issued and outstanding shares of Common Stock or issuing such shares in installments. The Board of Directors rejected these alternatives, because they either did not provide for the payment in full of such Deferred Compensation or required that the Corporation utilize limited cash resources to pay it.



     It also considered only issuing such number of shares to Messrs. Halloran and Fast in proportion to the Deferred Compensation which they had deferred to date and then issuing to them additional shares of Common Stock as the balance of the Deferred Compensation thereafter became due and owing. It, however, rejected this alternative because the initial term of their Employment Agreements would soon expire on December 31, 1996 and that the amount of the Deferred Compensation owed to them after February 29, 1996 was neither unreasonable nor excessive and was relatively minimal in relation to their total compensation. As a result, in light of the continued agreement of Messrs. Halloran and Fast to guarantee the Corporation's lines of credit and to pledge their assets as additional security for the payment of such lines of credit, it determined that the delay in the payment of the Deferred Compensation in such manner was not warranted in light of the relatively minimal amount of the Deferred Compensation yet to be earned after February 29, 1996 in relation to their total compensation, the financial risk to which they subjected themselves for the benefit of the Corporation, and the key role they played in the Corporation's management and operation.



     The Board of Directors acknowledged that, after the Stock Transaction, Messrs. Halloran and Fast would own a majority of the outstanding shares of the Corporation's Common Stock. It also acknowledged that as a result of the issuance thereof, Messrs. Halloran and Fast would own a sufficient number of shares in order to ensure the approval of any proposal submitted to the stockholders, including the Reverse Stock Split which it intended to consider and vote on immediately after the considering and voting on the Stock Transaction. It determined, that, despite the issuance of such shares, Messrs. Halloran and Fast currently owned a sufficient number of the shares of the Corporation's Common Stock to in all likelihood ensure the approval of any proposal submitted to the stockholders requiring the vote of only a majority of the shares of Common Stock present in person or by proxy at any meeting of the stockholders at which a quorum was present. It also determined that with respect to any proposals requiring the approval of a majority of all outstanding shares of Common Stock, such as the Reverse Stock Split, Messrs. Halloran and Fast would be required to solicit the proxies of only a small percentage of the shares held by the unaffiliated stockholders (approximately three percent or 19,930 shares) in order to ensure the approval of any such proposal, given the number of shares currently held by them, by the Corporation's Employee Stock Ownership Plan and Trust (65,167 shares), and by Mr. Ford (10,000 shares). In this regard, it noted that the Corporation did not have addresses for a substantial number of stockholders and that a significant number of unaffiliated stockholders do not either attend annual or special meetings of the stockholders or execute and return proxies for those meetings (and, as a result, the Corporation historically had difficulty in obtaining a quorum at any meeting), thereby making possibility of a different outcome with respect to any proposal submitted to the stockholders unlikely.
It acknowledged that the submission of certain proposals to the stockholders may cause them to participate in greater numbers at a meeting of stockholders, but it also considered the prospect of such increased participation possible but in all probability unlikely. The Board of Directors thus concluded that the Stock Transaction notwithstanding the increase in the number of shares held by Messrs. Halloran and Fast would not ultimately have any likely impact on the outcome of any proposal submitted to the stockholders for their approval. Finally, it reiterated that the unaffiliated stockholders have dissenting stockholders' rights under the Oregon Business Corporation Act with respect to extraordinary corporate actions, including the Reverse Stock Split which the Board of Directors intend to consider next and vote on at the meeting.



     The Board of Directors discussed the effects of the Stock Transaction on the Corporation and its stockholders, including the unaffiliated stockholders. Messrs. Halloran and Fast currently owned in the aggregate 232,514 shares of the Corporation's Common Stock or approximately 36.51 percent of the issued and outstanding shares of the Corporation's Common Stock. After the Stock Transaction, Messrs. Halloran and Fast would own 720,781 shares of the Common Stock of the Corporation, representing approximately 64 percent of the Corporation's issued and outstanding shares of Common Stock. The percentage interest of the unaffiliated stockholders in the issued and outstanding shares of the Corporation's Common Stock, after the Stock Transactions, would decrease from approximately 65 percent to approximately 38 percent. The Stock Transaction would also dilute the value of each share of the Common Stock of the Corporation. On the basis of the Parrott Appraisal Report, the value of each share of Common Stock prior to the Stock Transaction equaled approximately nine cents per share. After the Stock Transaction, the value of each share of Common Stock would equal approximately five cents per share (without taking into account the impact of the payment of the Deferred Compensation on the calculation of such per share value). On the other hand, they stated that from the standpoint of the Corporation, the Stock Transaction would eliminate a liability of the Corporation and convert such liability into additional stockholder's equity.


     The Board of Directors and Messrs. Halloran and Fast reasonably believed that the Stock Transaction was fair from a financial and procedural point of view to the Corporation and to the stockholders, including the unaffiliated stockholders. First, the Corporation obtained an appraisal from an independent outside party to determine the value of the Corporation for purposes of the issuance of the shares of Common Stock to Messrs. Halloran and Fast. Second, on the basis of the Parrott Appraisal Report, the Corporation issued such shares to Messrs. Halloran and Fast at fair market value and at a value equal to the Deferred Compensation owing without any extra or special benefit accorded to them. Third, the Corporation insured the continued employment of its key executive employees and their continued agreement to guarantee the Corporation's lines of credit and to pledge their assets as additional security for the payment of such lines of credit for the benefit of the Corporation. Fourth, the issuance of such shares in payment of the Deferred Compensation eliminated an outstanding liability of the Corporation without the use of available cash resources of the Corporation and without the Corporation making additional advances under its lines of credit. The Board of Directors and Messrs. Halloran and Fast concluded that, despite the dilution of the interest of the unaffiliated stockholders in the Corporation and despite the fact that the issuance of such shares resulted in Messrs. Halloran and Fast owning a majority of the issued and outstanding shares of Common Stock of the Corporation, the issuance of such shares to Messrs. Halloran and Fast both from a procedural and a financial point of view was fair both to the Corporation and its stockholders, including its unaffiliated stockholders.

              MARKET PRICES FOR SHARES OF COMMON STOCK; DIVIDENDS

     The Corporation's Common Stock is not traded on any exchange or quoted on any inter-dealer quotation system of a registered national securities association. An established public trading market for the stock has not existed for the past 15 years.


     Carr Securities in New York, New York, serves as the "market maker" for the Corporation. It has served in such position since 1985. For the fiscal years ended June 30, 1994, 1995, and 1996, Carr Securities effected only five purchases and sales of the shares of Common Stock. On August 23, 1994, it effected the sale of 200 shares at 25 cents per share; on June 14, 1995, it effected the sale of 200 shares at 12 1/2 cents per share; on September 21, 1995, it effected the sale of 100 shares at 87 1/2 cents per share; on April 17, 1996, it effected the sale of 400 shares at 25 cents per share; and on April 25, 1996, it effected the sale of 1,000 shares at 25 cents per share. Prospective purchasers and sellers have engaged Carr Securities only sporadically since 1985 with the stock price ranging from a low bid of 1/8 to a high bid of 1/2. Information on stock prices on a quarterly basis and for years prior to 1985 is not available due to the absence of an established market.


     Messrs. Daniel P. Halloran and Barry E. Fast and the Corporation's Employee Stock Ownership Plan ("ESOP") from time to time have purchased shares of Common Stock from stockholders. The number of shares of Common Stock purchased by Mr. Halloran and the price he paid for them during each of the quarters of the fiscal years ended June 30, 1994, and 1995, were as follows:


                           Number of
                                      1
Quarter Ended         Shares Purchased <F1>    Range of Prices    Average Price
- -------------         ---------------------    ---------------    -------------


September 30, 1993            --                     --                 --

December 31, 1993             --                     --                 --

March 31, 1994              1,075              $0.12 to $0.15         $0.12

June 30, 1994                 150                  $0.15              $0.15

September 30, 1994            300                  $0.10              $0.10

December 31, 1994             --                     --                 --

March 31, 1995                --                     --                 --

June 30, 1995               5,050                  $0.10              $0.10


     The number of shares of Common Stock purchased by Mr. Fast and the price he paid for them during each of the quarters of the fiscal years ended June 30, 1994, and 1995, were as follows:


                           Number of
                                      2
Quarter Ended         Shares Purchased <F2>    Range of Prices    Average Price
- -------------         ---------------------    ---------------    -------------


September 30, 1993             --                    --                  --

December 31, 1993              --                    --                  --

March 31, 1994               1,075             $0.12 to $0.15          $0.12

June 30, 1994                  150                 $0.15               $0.15

September 30, 1994             300                 $0.10               $0.10

December 31, 1994              --                    --                  --

March 31, 1995                 --                    --                  --

June 30, 1995                5,050                 $0.10               $0.10


- ----------------------

<F1>
1 Does not include shares allocated to Mr. Halloran's account pursuant to the Corporation's during such quarters.
<F2>
2 Does not include shares allocated to Mr. Fast's account pursuant to the Corporation's ESOP during such quarters.

     During such fiscal years, the ESOP did not purchase any Common Stock. For the fiscal year ended June 30, 1996, neither Messrs. Halloran and Fast nor the ESOP have purchased any Common Stock.

     The Corporation has not declared any dividends since its incorporation. The payment of dividends in the future is subject to the discretion of the Board of Directors. The Corporation does not plan to pay dividends in the foreseeable future.

                       DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS


     The following table shows, as to each director and executive officer of the Corporation, the identified information as of August 17, 1996:



                                                        Director   Term as
                                                        and/or     Director
Name and                                                Executive  and/or
Position with         Principal Occupation During       Officer    Executive
Corporation      Age  Past Five Years                   Since      Officer Ends
- ---------------  ---  --------------------------------  ---------  ------------


Daniel P.        48   Chief Executive Officer,          1985       1996
Halloran              President, Chairman of the Board
                      of Directors, Chief Financial
                      Officer, Secretary/Treasurer,
Chief Executive       and Director of Book Centers,
Officer,              Inc., and Scholarly Book Center,
President,            Inc.; previously Executive Vice
Chief Financial       President and Director of
Officer,              Industrial Investment
Controller,           Corporation and Vice President,
Secretary,            Treasurer, and General Manager
Treasurer,            of Scholarly Book Center, Inc.,
Chairman of the       and Academic Book Center, Inc.
Board of
Directors, and
Director

Barry E. Fast    52   Vice President and Director of    1986       1996
                      Book Centers, Inc., Academic
Vice President        Book Center, Inc., and
and Director          Scholarly Book Center, Inc.;
                      President of Taylor Carlisle's
                      Bookstore, Inc. (book seller);
                      previously Vice President of
                      East Woods Press (publisher)

Frank L. Ford    45   Registered Representative for     1988       1996
                      Minnesota Mutual and owner of
Director              Certified Bookkeeping Services;
                      Director of S. I. Ford Designs,
                      Inc.; previously owner of Frank
                      Ford & Associates (management
                      consultants)


Directors are elected to hold office until their successors are elected and qualified, subject to prior death, resignation, or removal.

EXECUTIVE OFFICERS

     Certain of the directors also serve as the executive officers of the Corporation. Under the Corporation's Bylaws, executive officers are elected by the Board of Directors and serve until their successors are elected and qualified, subject to prior death, resignation, or removal. Those officers are:


Name                     Position
- ----                     --------


Daniel P. Halloran       Chief Executive Officer, President, Chief Financial
                         Officer, Controller, Secretary/Treasurer, and Chairman
                         of the Board of Directors

Barry E. Fast            Vice President


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table sets forth information as of August 17, 1996, with respect to persons known to the Corporation to be beneficial owners of more than 5 percent of the Corporation's outstanding shares of Common Stock. Unless otherwise indicated, the beneficial ownership of securities includes sole investment and voting power with respect to such securities.



                                            Amount and
                                            Nature of
                  Name and Address          Beneficial        Percent of
                                                                   1
Title of Class    of Beneficial Owner       Ownership         Class <F1>
- --------------    -------------------       ------------      ----------------


                                                       2
Common Stock      Daniel P. Halloran        379,625.815 <F2>  33.7%
                  2538 N.E. 32nd Avenue
                  Portland, Oregon 97212

                                                       3
Common Stock      Barry E. Fast             341,155.027 <F3>  30.3%
                  11 Orlando Avenue
                  Ardsley, New York 10502

                                                      4
Common Stock      Book Centers, Inc.         65,167.00 <F4>    5.8%
                  Employee Stock
                    Ownership Plan
                  5600 N.E. Hassalo Street
                  Portland, Oregon 97213

- ----------------------

<F1>
1 Percentages are calculated based upon the number of total shares outstanding (1,125,156).
<F2>
2 The number listed includes 7,584.815 shares held by the Book Centers, Inc. Employee Stock Ownership Plan ("ESOP") which are allocated to the account of Mr. Halloran as of December 31, 1994, all of which are vested to Mr. Halloran's account as of such date. Mr. Halloran has voting and investment power with respect to such shares in the manner set forth in footnote 4.
<F3>
3 The number listed includes 1,581.027 shares held by the ESOP which are allocated to the account of Mr. Fast as of December 31, 1994, all of which are vested for Mr. Fast's account as of such date. Mr. Fast has voting and investment power with respect to such shares in the manner set forth in footnote 4.
<F4>
4 All of the shares of Common Stock held by the ESOP are generally voted by the trustee of the ESOP, as directed by the administrator of the ESOP. Each participant in the ESOP is entitled to direct the trustee as to the exercise of any and all voting rights attributable to the shares of Common Stock then allocated to his or her account. If a participant directs the trustee as to the voting of the shares of Common Stock allocated to his or her account, all allocated shares of Common Stock as to which such instructions have been received are voted in accordance with such instructions. The trustee votes any unallocated shares of Common Stock held by the ESOP or any allocated shares of Common Stock as to which no voting instructions have been received, in such a manner as directed by the administrator. A participant may not sell or otherwise transfer any shares of Common Stock allocated to his or her account until the ESOP distributes such shares to him or her, subject to the Corporation's right of first refusal to purchase any shares the ESOP distributes to a participant in the manner and subject to the conditions set forth in the ESOP. At June 30, 1995, all of the shares held by the ESOP are allocated among the accounts of the participants.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table shows the shares of the Corporation's Common Stock owned by all directors and by all executive officers and directors as a group as of August 17, 1996. Unless otherwise indicated, beneficial ownership included sole voting and investment power as to the shares.



                                            Amount and
                                            Nature of
                  Name of                   Beneficial        Percent of
                                                                   1
Title of Class    Beneficial Owner          Ownership         Class <F1>
- --------------    ----------------------    ------------      ----------------


                                                       2
Common Stock      Daniel P. Halloran        379,625.815 <F2>  33.7%

                                                       3
Common Stock      Barry E. Fast             341,155.027 <F3>  30.3%

Common Stock      Frank L. Ford              10,000.00         0.8%

Common Stock      All executive officers
                  and directors as a
                  group (3 persons)         730,780.842       64.9%


                         INDEPENDENT PUBLIC ACCOUNTANTS


     The consolidated financial statements and schedules included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "1995 10-K"), as amended and restated in the Corporation's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "1995 10-K Amendment"), incorporated by reference in this Proxy Statement, have been audited by Deloitte & Touche, LLP, independent public accountants, as stated in its report with respect thereto. It is expected that representatives of Deloitte & Touche, LLP, will be present at the Special Meeting, both to respond to appropriate questions of stockholders of the Corporation and to make a statement if they desire.


                             FINANCIAL INFORMATION


     The Corporation hereby incorporates by reference the financial information contained in Part II, Item 8, of the 1995 10-K, as amended and restated in the 1995 10-K Amendment, the report of the independent accountants thereon contained in Part II, Item 8, of the 1995 10-K, as amended and restated in the 1995 10-K Amendment, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Part II, Item 7 of the 1995 10-K, as amended and restated in the 1995 10-K Amendment, and the financial information contained in Part I, Item 1, of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (the "March 1996 10-Q"), as amended and restated in the Corporation's Amendment No. 2 to the March 1996 Form 10-Q (the "March 1996 10-Q Amendment"), and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Part 1,
Item 2, of the March 1996 10-Q, as amended and restated in the March 1996 10-Q Amendment, attached to this Proxy Statement.


- ----------------------
1 Percentages are calculated based upon the number of total shares outstanding (1,125,156).

2 The number listed includes 7,584.815 shares held by the ESOP which are allocated to the account of Mr. Halloran as of December 31, 1994, all of which are vested to Mr. Halloran's account as of such date. Mr. Halloran has voting and investment power with respect to such shares in the manner set forth in footnote 4 on page 18.

3 The number listed includes 1,581.027 shares held by the ESOP which are allocated to the account of Mr. Fast as of December 31, 1994, all of which are vested for Mr. Fast's account as of such date. Mr. Fast has voting and investment power with respect to such shares in the manner set forth in footnote 4 on page 18.

                            ADDITIONAL INFORMATION

     The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     This Proxy Statement includes information required by the SEC to be disclosed pursuant to Rule 13e-3 under the Exchange Act, which governs so-called "going private" transactions by certain issuers or their affiliates. In accordance with that rule, the Corporation and Messrs. Daniel P. Halloran and Barry E. Fast have filed with the SEC, under the Exchange Act, a Schedule 13E-3 with respect to the Reverse Stock Split and the Stock Transaction (although they expressly disclaim any obligation to file such Schedule 13E-3 with respect to the Reverse Stock Split and the Stock Transaction). This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3, parts of which are omitted in accordance with the regulations of the SEC. The
Schedule 13E-3, and any amendments thereto, including exhibits filed as a part thereof, will be available for inspection and copying at the offices of the SEC as set forth above.

                                        By Order of the Board of Directors


                                        /s/ Daniel P. Halloran
                                        --------------------------------------
                                        Daniel P. Halloran
                                        Chairman of the Board of Directors,
                                          Chief Executive Officer, and
                                          President

                        INDEX TO FINANCIAL INFORMATION

Description                                                             Page
- -----------                                                             ----

[S]                                                                     [C]

Management's Discussion and Analysis of Financial Condition and         F-2
  Results of Operations (Item 7 of Part II of the 1995 10-K (as amended and restated in the 1995 10-K Amendment))

Audited Financial Statements (Item 8 of Part II of the 1995 10-K
  (as amended and restated in the 1995 10-K Amendment)):
     Report of Independent Certified Public Accountants Relating        F-4
       to the Consolidated Financial Statements and Notes Thereto
     Consolidated Balance Sheets as of June 30, 1995 and 1994           F-5
     Consolidated Statements of Operations and Accumulated              F-6
       Deficit for the Years Ended June 30, 1995, 1994, and 1993
     Consolidated Statements of Cash Flows for the Years Ended          F-7
       June 30, 1995, 1994, and 1993
     Notes to Consolidated Financial Statements                         F-8

Management's Discussion and Analysis of Financial Condition and         F-13
  Results of Operations (Item 2 of Part I of the March 1996
  10-Q (as amended and restated in the March 1996 10-Q
  Amendment))


Unaudited Financial Statements (Item 1 of Part I of the March
  1996 10-Q (as amended and restated in the March 1996 10-Q
  Amendment)):
     Consolidated Balance Sheet at March 31, 1996, and June 30,         F-14
       1995
     Consolidated Statement of Stockholders Equity at March 31,         F-15
       1996 and June 30, 1995
     Consolidated Statements of Operations for the Three Month          F-16
       Periods Ended March 31, 1996 and 1995
     Consolidated Statements of Cash Flows for the Nine Month           F-17
       Periods Ended March 31, 1996 and 1995
     Consolidated Statements of Operations for the Nine Month           F-18
       Periods Ended March 31, 1996 and 1995
     Notes to Consolidated Financial Statements                         F-19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
- --------------------------------------------------------------------------
OPERATIONS
- ----------

(a)  Results of Operations.
     ---------------------

1995 Compared to 1994
- ---------------------

The Company's sales increased in the fiscal year ended June 30, 1995, in the amount of $1,498,433, from $21,496,122 to $22,994,555, a 6.5 percent increase.
The Company classifies its sales as either sales to customers in North America or sales to customers outside of North America. Sales to customers in North America in the fiscal year ended June 30, 1995, increased by $318,721 from $13,151,297 to $13,470,018, an increase of 2.42 percent. Sales to customers outside of North America in the fiscal year ended June 30, 1995, increased by $1,179,712 from $8,344,825 to $9,524,537, a 14.14 percent increase. During the fiscal year ended June 30, 1995, sales to customers in North America as a percent of overall sales declined from 61.88 percent to 58.58 percent while sales to customers outside of North America increased from 38.82 percent to
41.42 percent. These changes in sales to customers in North America and sales to customers outside of North America as a percent of overall sales were caused by increased sales activity outside of North America. Although the Company does not keep specific data on sales to customers in North America by country, i.e. the United States, Canada, and Mexico, management estimates that 90 percent of these sales are to customers in the United States and 10 percent are to customers in Canada. The Company does not sell to customers in Mexico. Management believes that sales to customers in the United States and Canada increased in equal proportions. Thus, with respect to the increase in sales to customers in North America during the fiscal year ended June 30, 1995, of $318,721, it is estimated that approximately $286,849 was attributable to sales to customers in the United States and $31,872 was attributable to sales to customers in Canada.

Other Sales declined in the fiscal year ended June 30, 1995, by $36,350, a decline of 54.44 percent. Other Sales for the fiscal year ended June 30, 1994, included payments of $29,000 from publishers for cooperative advertising and marketing campaigns that did not recur in the fiscal year ended June 30, 1995, causing most of the change in Other Sales on a year-to-year basis.

These increases in sales are attributable to improvement in the Company's ability to supply books in a timely, accurate, and cost effective manner. As discussed herein, the Company has developed new software that provides to the Company's customers access to the Company's databases and the ability to order, claim, cancel, and query on specific titles ordered or desired by customers. This improvement in a key feature of the Company's service is believed to be deemed beneficial by its customers, thus, providing an additional reason to use the Company's services. Sales to customers outside North America has increased at a higher rate than sales to customers in North America, thus, making sales to customers outside North America a higher percentage of overall sales than in the past.

The Cost of Goods for the period ended June 30, 1995, increased by $1,450 from $17,930,209 in the fiscal year ended June 30, 1994, to $19,380,974 in the fiscal year ended June 30, 1995, or 8.09 percent. This was caused by a 6.5 percent increase in sales, as previously discussed, and the continuing erosion of discounts from publishers and other suppliers. Operating and Administrative Expenses for the period ended June 30, 1995, decreased by $25,895 from $3,443,153 in the fiscal year ending June 30, 1995, to $3,417,258 in the fiscal year ended June 30, 1995, or about 75/100 of one percent. Continuing efforts to improve staff efficiency through training and education, increases in efficiency because of new computer programs that give staff and customers easier and faster access to the Company's databases, and ongoing efforts to negotiate better terms for suppliers and services account for this change. The new computer system gives employees access to a database of more than 1,000,000 bibliographic records. Employees can access this database for order input, order clarification, customer service, and other functions rather than having to either reenter data each time it is used or consult other printed and electronic databases when researching problems. In addition, customers now control access to the Company's proprietary databases containing both bibliographic and customer order information. This access allows functional customer use of the databases for normal library acquisitions functions eliminating the need for Company employee interface when customers use these functions. Interest expense for the fiscal year ended June 30, 1995, increased by $10,579 from $168,998 in the fiscal year ended June 30, 1994, to $179,577 in the fiscal year ended June 30, 1995, or 6.3 percent. This is primarily attributable to an increase in the weighted interest rate from 12.27 percent for the fiscal year ending June 30, 1994, to 14.33 percent for the fiscal year ending June 30, 1995. See Note 4 in the Notes to Financial Statements.

Negative pressures on the Company include increased competition from large competitors, information being produced in electronic formats, increased use of library materials budgets to purchase journals, and budgetary constraints of state-supported educational institutions.

1994 Compared to 1993
- ---------------------

The Company experienced a decline in sales in the fiscal year ended June 30, 1994, of $410,634 from $21,906,122 to $21,496,122, a decline of 1.87 percent.
There were two primary reasons for this overall reduction sales. One was the lower sales to several commercial customers. The other was in 1993 the Company sold about $125,000 worth of an expensive reference work to libraries. There were no comparable sales in 1994. The cost of goods sold declined for the first time, because of efforts to work with major suppliers to get better terms, an ongoing process. The Company classifies its sales as either sales to customers in North America or sales to customers outside of North America. Sales to customers in North America in the fiscal year ended June 30, 1994, decreased by $1,573,400 from $14,725,237 to $13,151,837, a decline of 10.69 percent. Sales to customers outside of North America in the fiscal year ended June 30, 1994, increased by $1,163,306 from $7,181,519 to $8,344,825. During the fiscal year ended June 30, 1994, sales to customers in North America as a percent of overall sales declined from 67.22 percent to 61.88 percent, while sales to customers outside of North America increased from 32.78 percent to
38.82 percent. These changes in sales to customers in and outside of North America as a percent of overall sales were caused by sales to customers in North America declining and by increased sales to customers outside of North America. Although the Company does not keep specific data on sales to customers in North America by country, i.e. the United States, Canada, and Mexico, management estimates that 90 percent of these sales are to customers in the United States and 10 percent are to customers in Canada. The Company does not sell to customers in Mexico. Management believes that sales to customers in the United States and Canada decreased in equal proportions.
Thus, with respect to the decrease in sales to customers in North America during the fiscal year ended June 30, 1994, of $1,573,400, it is estimated that approximately $1,416,060 was attributable to sales to customers in the United States and $141,606 was attributable to sales to customers in Canada.

Other Sales declined in the fiscal year ended June 30, 1994, by $86,559, a decline of 56.45 percent. This was caused because of the gain of approximately $86,000 realized on the sale of Scholarly in the period ending June 30, 1993, with no comparable activity in the period ending June 30, 1994.

The decrease in sales is attributable to the fact that the Company does not presently provide its customers with on-line access to its databases and the ability to perform meaningful actions on that database such as placing, claiming, and canceling orders, and making electronic queries to appropriate Company staff concerning the status of pending orders. Several of the Company's competitors offer this feature and are attracting business away from the Company.

Operating and administrative costs declined $58,734 from $3,501,887 for the fiscal year ended June 30, 1993, to $3,443,153 for the fiscal year ended June 30, 1994, although as a percentage of sales they increased 3/100 of one percent. The Company will continue efforts to improve the productivity of employees and to negotiate better terms with suppliers of goods and services in an effort to reduce operating and administrative costs. The Company introduced new software for its Firm Order operations in June, 1994. Interest expense slightly decreased in the fiscal year ended June 30, 1994, in the amount of $4,380, from $173,378 to $168,998, or 2.53%.

As noted in previous years, there are several negative factors affecting the Company. Libraries continue to spend larger portions of their budgets on non-book materials such as journals, audio-visual material and data base access.

During 1991, the Company closed its one hundred percent owned subsidiary Scholarly, recording restructuring charges of $600,000. These charges included loss on equipment disposal, employee severance liability, lease termination costs, and other incremental costs associated with the closure of these operations. The remaining accrual at June 30, 1993, and 1992, was for lease termination costs. These leases substantially expired during the year ended June 30, 1994, and the remaining restructuring accrual of $200,366 was reversed against operating expenses.

1993 Compared to 1992
- ---------------------

The Company experienced a decline in sales in the fiscal year ended June 30, 1993, of $1,865,602 from $22,772,358 to $21,906,756, a decline of 7.85 percent.
The Company classifies its sales as sales either to customers in North America or to customers outside of North America. Sales to customers in North America in the fiscal year ended June 30, 1993, decreased by $2,981,266 from $17,706,503 to $14,725,237, a decline of 16.84 percent. Sales to customers outside of North America in the fiscal year ended June 30, 1993, increased by $1,115,664 from $6,065,855 to $7,181,519, an increase of 18.39 percent. During the fiscal year ended June 30, 1993, sales to customers in North America as a percent of overall sales declined from 74.48 percent to 67.22 percent while sales to customers outside of North America increased from 25.52 percent to
32.78 percent. These changes in sales to customers in and outside of North America and as a percent of overall sales were caused by sales to customers in North America declining because of the change in proximity, personnel, and perception of the quality of service and by increased sales to customers outside of North America. The cost of goods sold continued to increase for several reasons. Publishers continue to lower discounts to the Company in order to prevent the list price of their material from increasing. Publishers also switch the mix of trade, technical, and text discounts such that their overall discounts decline even though their price structure remains the same. The Company is also actively soliciting orders from its customers for audio-visual material that carries little, if any discount.

Operating and administrative expenses declined by $225,244 from $3,727,131 for the fiscal year ended June 30, 1992, to $3,501,887 for the fiscal year ended June 30, 1993, a decrease of 6.04 percent. They continue to decline for two reasons: declining volume, thus decreasing the need for labor, supplies, and shipping charges; and efforts to reduce expenditures by scrutinizing purchasing procedures and better monitoring of the use of supplies and services purchased by the Company.

Two negative factors facing the Company are the continued upward spiral in the cost of serials (the library term for magazines) and the pressure on governmental agencies and departments at all levels to decrease costs. Serials are bought from the same materials budget that a library uses to buy books. As serials absorb a larger portion of the budget, the number of books purchased by many institutions declines. This trend will not be reversed until the national economy improves.

The Company continues to work against these trends by reducing staff, introducing labor-saving technologies, and working with the suppliers of its goods and services to improve prices and the quality of service provided. The Company will introduce a newly programmed Firm Order system in late 1993. It is hoped that this will improve and enhance the quality of the services the Company provides to its customers. It is impossible, at this point, to predict the effect on increased sales or lower costs.

(b)  Inflation, Market Trends, and Business Factors Beyond Company Control.
     ---------------------------------------------------------------------

Inflation is not considered to be a factor in the Company's business at this time.

Negative pressures on the Company, as previously stated, include increased competition from large competitors, information being produced in electronic formats, increased use of library materials budgets to purchase journals, and budgetary constraints of state-supported educational institutions.

(c)  Liquidity and Capital Resources.
     -------------------------------

The Company anticipates that cash flows from operating activities and financing will be sufficient to meet the Company's liquidity need over the next 12 months and thereafter. The Company's cash flows from operating activities during each of the fiscal years ended June 30, 1995, and 1994, have equaled $310,260 and $164,396, respectively, permitting the Company to decrease its bank overdraft in such fiscal years by $522,300 and $284,052, respectively. The Company has continued to reduce its operating and administrative expense, including implementing where necessary cost cutting measures and deferring the payment of planned increases in salaries for management and other employees. In June 1995, the Company terminated its existing line of credit with a lending institution, entered into two new lines of credit with a bank, and used the proceeds from such new lines of credit to pay in full its old line of credit. The new lines of credit are on more favorable terms than the old line of credit. First, the old line of credit, which the Company entered into with a lending institution in June, 1991, permitted the Company to borrow up to $1,250,000. The new lines of credit permit the Company to borrow in the aggregate up to $1,400,000 (subject to certain limitations). Second, the new lines of credit reduced the interest rates the Company pays to its lender. The old line of credit bore interest at the rate of six percent above the prime rate (15 percent, 13.25 percent, and 12 percent at June 30, 1995, 1994, and 1993, respectively). The weighted average interest rate under this line of credit in 1995 and 1994 was 14.33 and 12.27 percent, respectively. One of the new lines of credit, which permits the Company to borrow up to $750,000 and which expires September 1, 1996, bears interest at three and one-half percent above the bank's reference rate (the "Index"). The bank's reference rate equaled nine percent and the interest rate under this line of credit equaled
12.5 percent at June 30, 1995. Borrowings under this line of credit totaled $529,136 at June 30, 1995. The other line of credit, which permits the Company to borrow up to $650,000 and expires June 28, 1996, bears interest at the rate of two and one-half percent above the prime rate. At June 30, 1995, the interest rate under this line of credit equaled 10.75 percent. Borrowings under this line of credit totaled $500,000 at June 30, 1995. The new lines of credit, like the old line of credit, are secured by the Company's accounts receivable, inventory, and equipment, and are guaranteed by the present officers of the Company who are also stockholders. The new lines of credit, also like the old line of credit, are used by the Company primarily for working capital purposes. At June 30, 1995, the Company's bank overdraft totaled $216,421 and its working capital deficit totaled $935,163 (current assets less current liabilities).

The Company does not have any other unused sources of liquid assets. The Company will continue to improve its working capital situation through profitable operations.

The Company did not make any material capital expenditures during the fiscal year ended June 30, 1995.

(d)  General.
     -------

Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed of, requires that, if the estimated fair value of any long lived assets, certain identifiable intangibles, and goodwill related to those long lived assets and identifiable intangibles is determined to be less than the carrying value of such assets, intangibles, and goodwill, then an impairment of those assets, intangibles, and goodwill is required to be reported as a component of income from continuing operations before income tax. Effective July 1, 1996, the Company will adopt SFAS No. 121. The Company does not expect that the adoption of SFAS No. 121 will have any material effect on its financial statements.

This report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which are based on current expectations, involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, variability in freight costs, price pressures from both suppliers and customers, delays in collecting account receivables (particularly, from foreign customers), trends in the library industry toward non-book materials, cancellation of orders, and the risk factors and assumptions specifically mentioned in this report and those listed from time to time in the Company's SEC reports. The forward-looking statements should be considered in light of these risks and uncertainties.

INDEPENDENT AUDITORS' REPORT

The Stockholders of Book Centers, Inc.
Portland, Oregon

We have audited the accompanying consolidated balance sheets of Book Centers, Inc. and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit and of cash flows for each of the three years in the period ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Book Centers, Inc. and subsidiaries at June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 6 to the consolidated financial statements, Book Centers, Inc. and subsidiaries changed their method of accounting for income taxes effective July 1, 1993 to conform with Statement of Financial Accounting Standards No. 109.


DELOITTE & TOUCHE LLP
Portland, Oregon

August 24, 1995


BOOK CENTERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1995 AND 1994
- ----------------------


                                                       1995           1994
                                                   -----------    -----------


ASSETS

CURRENT ASSETS:
  Accounts receivable (less allowance for
    doubtful accounts of $24,525 and $12,155
    in 1995 and 1994, respectively)                $ 3,453,628    $ 3,151,717
  Book inventories                                   1,083,856      1,233,136
  Prepaid expenses and other                           254,381        282,445
                                                    ----------     ----------
      Total current assets                           4,791,865      4,667,298

OFFICE FURNISHINGS AND EQUIPMENT (Less
  accumulated depreciation and amortization
  of $650,667 and $583,515 in 1995 and 1994,
  respectively)                                        157,370        186,570
                                                    ----------     ----------
TOTAL                                              $ 4,949,235    $ 4,853,868
                                                    ==========     ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Bank overdraft                                   $   216,421    $   738,721
  Current portion of long-term debt (Note 5)            16,649         25,729
  Accounts payable                                   3,073,561      3,089,979
  Notes payable (Note 4)                             1,029,136        752,567
  Deferred revenue                                   1,129,164        725,201
  Accrued expenses                                     262,097        329,135
                                                    ----------     ----------
      Total current liabilities                      5,727,028      5,661,332
                                                    ----------     ----------

LONG-TERM DEBT (Note 5)                                 43,201         60,698
                                                    ----------     ----------

COMMITMENTS (Note 3)                                       -              -

STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 50,000,000
    shares authorized, 636,889 shares issued           688,837        688,837
  Paid-in capital                                      428,988        428,988
  Accumulated deficit                               (1,938,819)    (1,985,987)
                                                    ----------     ----------
      Total stockholders' deficit                     (820,994)      (868,162)
                                                    ----------     ----------

TOTAL                                              $ 4,949,235    $ 4,853,868
                                                    ==========     ==========

See notes to consolidated financial statements.

BOOK CENTERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
YEARS ENDED JUNE 30, 1995, 1994, AND 1993
- -------------------------------------------------------------------------------


                                       1995            1994           1993
                                    -----------    -----------    -----------


REVENUES:
  Sales                             $22,994,555    $21,496,122    $21,906,756
  Other                                  30,422         66,772        153,331
                                     ----------     ----------     ----------

                                     23,024,977     21,562,894     22,060,087
                                     ----------     ----------     ----------

OPERATING EXPENSES:
  Cost of goods sold                 19,380,974     17,930,209     18,475,858
  Operating and administrative        3,417,258      3,443,153      3,501,887
  Reversal of restructuring charge
    accrual (Note 1)                        -         (200,366)           -
  Interest                              179,577        168,998        173,378
                                     ----------     ----------     ----------

                                     22,977,809     21,341,994     22,151,123
                                     ----------     ----------     ----------

INCOME (LOSS) BEFORE TAXES               47,168        220,900        (91,036)

INCOME TAXES (Note 6)                       -              -              -
                                     ----------     ----------     ----------

NET INCOME (LOSS)                        47,168        220,900        (91,036)

ACCUMULATED DEFICIT, BEGINNING
  OF PERIOD                          (1,985,987)    (2,206,887)    (2,115,851)
                                     ----------     ----------     ----------

ACCUMULATED DEFICIT, END OF
  PERIOD                            $(1,938,819)   $(1,985,987)   $(2,206,887)
                                     ==========     ==========     ==========

NET INCOME (LOSS) PER SHARE         $      0.07    $      0.35    $     (0.14)
                                     ==========     ==========     ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING                           636,889        636,889        636,889
                                     ==========     ==========     ==========

- -------------------------

See notes to consolidated financial statements.

BOOK CENTERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1995, 1994, AND 1993
- -------------------------------------------------------------------------------


                                       1995            1994           1993
                                    -----------    -----------    -----------


CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)                 $    47,168    $   220,900    $   (91,036)
  Adjustments to reconcile net
    income (loss) to net cash
    used in operating activities:
    Depreciation and amortization        67,152         78,370         81,186
    Gain on sale of division                -              -          (16,047)
    Loss on disposal of property            -            3,306            -
    Restructuring charges                   -         (200,366)           -
  Change in assets and
    liabilities net of effects of
    sale of division:
    Accounts receivable                (301,911)       221,912        777,944
    Book inventories                    149,280       (338,909)        80,406
    Prepaid expenses and other           28,064         32,924         13,448
    Other assets                            -              -           15,000
    Accounts payable                    (16,418)      (108,127)      (594,402)
    Restructuring reserve                   -              -          (13,118)
    Deferred revenue                    403,963        210,874       (447,875)
    Accrued expenses                    (67,038)        43,512         (9,649)
                                     ----------     ----------     ----------

      Net cash provided by
        (used in) operating
        activities                      310,260        164,396       (204,143)
                                     ----------     ----------     ----------

CASH FLOWS FROM INVESTING
  ACTIVITIES -
  Capital expenditures                  (37,952)        (8,588)       (41,369)
                                     ----------     ----------     ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Bank overdraft                       (522,300)      (284,052)       156,157
  Net increase in notes payable         276,569        164,394        116,641
  Long-term debt:
    Borrowings                              -              -            8,100
    Repayments                          (26,577)       (36,150)       (35,746)
                                     ----------     ----------     ----------

      Net cash provided by
        (used in) financing
        activities                     (272,308)      (155,808)       245,512
                                    -----------    -----------    -----------

NET INCREASE IN CASH                        -              -              -

CASH AT BEGINNING OF YEAR                   -              -              -
                                     ----------     ----------     ----------

CASH AT END OF YEAR                 $       -              -              -
                                     ==========     ==========     ==========

SUPPLEMENTAL DISCLOSURE OF
  NONCASH INVESTING ACTIVITIES:
  Book value of assets sold         $       -      $       -      $    32,272
  Liabilities assumed by buyer              -              -           48,319
  Capital expenditures financed
    by long-term debt                       -           73,263            -

See notes to consolidated financial statements.

BOOK CENTERS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1995, 1994, AND 1993
- -------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Company - Book Centers, Inc. is an Oregon corporation organized in 1961. The Company engages in the business of marketing, warehousing and distributing books worldwide to research and academic libraries.

    Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its 100%-owned subsidiary, Academic Book Center, Inc. ("Academic"). All significant intercompany accounts and transactions have been eliminated upon consolidation.

    Restructuring - During 1991, the Company closed its one hundred percent owned subsidiary Scholarly Book Center, Inc. ("Scholarly"), recording restructuring charges of $600,000. These charges included loss on equipment disposal, employee severance liability, lease termination costs and other incremental costs associated with the closure of these operations. The remaining accrual at June 30, 1993 and 1992, was for lease termination costs. These leases substantially expired during the year ended June 30, 1994 and the remaining restructuring accrual of $200,366 was reversed against operating expenses.

    Statements of Cash Flows - For purposes of the statement of cash flows, the Company considers interest bearing deposits with maturities of 90 days or less to be cash. Cash paid for interest was $177,581, $169,711, and $176,346 for the years ended June 30, 1995, 1994, and 1993, respectively.

    Accounts Receivable - Trade receivables are recorded at estimated collectible value.

    Book Inventories - Inventories are valued at lower of cost or market value using the specific identification method.

    Income Taxes - Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which requires the provision of deferred income taxes based upon an asset and liability approach and represents the change in deferred income tax accounts during the year, including the effect of enacted tax rate changes. A consolidated federal income tax return is filed by the Company for the consolidated group. Federal tax credits are accounted for, when applicable, under the flow-through method whereby the credit is reflected as a reduction of federal income tax expense in the year in which the credit is used.

    Deferred Revenue - The subsidiary companies receive advance payments from certain customers. These amounts are recognized as revenue when the related books are shipped.

    Office Furnishings and Equipment and Depreciation - Office furnishings and equipment are stated at cost. Maintenance and repairs are charged to expenses as incurred, and improvements are capitalized. Depreciation is computed on a straight-line method over the estimated useful lives (generally three to ten years) of the related assets. Upon disposal of property subject to depreciation, the accounts are relieved of the related costs and accumulated depreciation and resulting gains and losses are reflected in operations.

    Net Income (Loss) Per Share - Net income (loss) per share of common stock is computed based on the weighted average number of shares of common stock outstanding during each year. The weighted average number of shares for each of the three years ended June 30, 1995 was 636,889.

    Reclassifications - Certain amounts from prior periods have been reclassified in order to conform to the 1995 presentation.

2.  EMPLOYEE STOCK OWNERSHIP PLAN

    During 1985, the Company adopted a qualified Employee Stock Ownership Plan. This Plan was initially funded with a $25,000 contribution and is available to all eligible personnel who have been employed by the Company for a least one year. As of June 30, 1995, 65,167 shares of the Company's outstanding common stock had been acquired by the Plan. There were no contributions to the Plan for the years ended June 30, 1995, 1994, and 1993.

    The Company has a 401(k) plan for employees who have completed one year of service with a minimum of 1,000 hours and who are at least 21 years of age. Participants may contribute up to 15% of their annual compensation which the Company may match at its discretion. Participants become vested in employer contributions at 20% per year starting in year three. The Company made contributions to the Plan of $28,884, $25,184, and $12,405 for the years ended June 30, 1995, 1994, and 1993, respectively.

3.  LEASE COMMITMENTS

    The Company and one of its subsidiaries are lessees under noncancelable real property leases through 1996. Other leases shown are for automobiles and office equipment. In September 1992, the Company sold certain assets related to an operating division of its wholly-owned subsidiary, Academic. In addition to the purchase of assets, the buyer assumed responsibility for certain liabilities, including the lease for the operating division's primary facility. The sale agreement provided that the Company would guarantee this lease until the expiration of its original term at October 31, 1995.

    Minimum future rentals under capital and operating leases having initial or remaining terms of one year or more as of June 30, 1995 are as follows:


                                                          Capital     Operating
                                                          Leases        Leases
                                                          -------     ---------


1996                                                      $12,284     $37,556
1997                                                       12,419       1,776
1998                                                       12,419         888
1999                                                        4,677         -
2000                                                          -           -
                                                           ------      ------
    Total                                                  41,799     $40,220
                                                                       ======
Less amount representing interest                           9,227
                                                           ------

    Present value of minimum lease payments               $32,572
                                                           ======


    Total rent expense was $129,640, $116,210, and $114,830 for the years ended June 30, 1995, 1994, and 1993, respectively.

4.  NOTES PAYABLE

    In June 1991, the Company entered into a new line of credit with a lending institution. Beginning July 1, 1993, the line renewed annually unless the Company elected to terminate the agreement. Under this agreement, the Company could borrow up to a capacity of $1,250,000. The line bore interest at 6% above the prime rate (15%, 13.25%, and 12% at June 30, 1995, 1994, and 1993, respectively), was secured by accounts receivable, inventory and equipment and was personally guaranteed by present officers who are stockholders of the Company. The weighted average interest rate in 1995 and 1994 was 14.33% and 12.27%, respectively.

    In June, 1995, the Company paid off their line of credit with this lending institution by using funds from two new lines of credit entered into with a bank. The new lines are a $750,000 line expiring September 1, 1996, and secured by domestic accounts receivable, bearing interest at 3.5% above the bank's reference rate which was 9.0% at June 30, 1995. Borrowings under this line totaled $529,136 at June 30, 1995. The other line is for $650,000, expires June 28, 1996, and is secured by foreign accounts receivable. This line bears interest at 2.5% above prime, which was 8.25% at June 30, 1995. Borrowings under this line totaled $500,000 at June 30, 1995. These borrowings are secured by assets of the Company and are guaranteed by stockholders of the Company who are also officers.

5.  LONG-TERM DEBT

    Long-term debt at June 30, 1995 and 1994 consisted of the following:


                                                       1995           1994
                                                   -----------    -----------


Note payable to related parties at 12% interest,
  payable monthly through June 1995
  collateralized by computer equipment             $     -        $     8,483
Note payable to related parties at 12% interest,
  payable monthly through November 1998,
  collateralized by computer equipment                  22,138         27,079
Note payable to a bank, at 8.9% interest,
  payable monthly through February 1997,
  collateralized by an automobile                        5,140          7,879
Capital lease obligations (Note 3)                      32,572         42,986
                                                    ----------     ----------

    Total                                               59,850         86,427
Less current portion                                    16,649         25,729
                                                    ----------     ----------

    Total long-term debt                           $    43,201    $    60,698
                                                    ==========     ==========


    Maturities of long-term debt, including minimum capital lease payments, net of interest portion, at June 30, 1995 were as follows:

       1996                                                       $    16,649
       1997                                                            17,738
       1998                                                            17,868
       1999                                                             7,595
       2000                                                               -
                                                                   ----------

             Total                                                $    59,850
                                                                   ==========

    The above notes payable to related parties are to individuals who are present officers and stockholders of the Company.

6.  INCOME TAXES

    The Company adopted SFAS No. 109, Accounting for Income Taxes, effective July 1, 1993. The statement requires the provision of deferred income taxes based upon an asset and liability approach and represents the change in deferred income tax accounts during the year, including the effect of enacted tax rate changes. The statement also provides for the recognition of net operating loss ("NOL") carryforwards as a deferred tax asset.

    Income tax expenses attributable to operations consisted of the following:


                                                    June 30,
                                    -----------------------------------------
                                       1995            1994           1993
                                    -----------    -----------    -----------


Current:
  Federal                           $     -        $     -        $     -
  State                                   -              -              -

Deferred:
  Federal                                 -              -              -
  State                                   -              -              -
                                     ----------     ----------     ----------

      Total income tax expense      $     -              -              -
                                     ==========     ==========     ==========

    Reconciliation between the statutory federal income tax rate and the effective tax is as follows:


                                                    June 30,
                                    -----------------------------------------
                                       1995            1994           1993
                                    -----------    -----------    -----------


Computed federal income taxes       $    16,000    $    75,000    $     -
State taxes, net of federal
  benefit                                 2,000          9,000          -
Nondeductible expenses                   10,000         13,000          -
Operating loss carryforwards            (28,000)       (97,000)         -
                                     ----------     ----------     ----------

    Total income tax expense        $     -        $     -        $     -
                                     ==========     ==========     ==========


    The tax effect of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities at June 30, 1995 and 1994 are presented below:


                                                     June 30,       June 30,
                                                       1995           1994
                                                   -----------    -----------


Deferred tax assets:
  Depreciation                                     $    70,000    $    62,000
  Accrued expenses                                     100,000         90,000
  NOL carryforwards                                    254,000        297,000
  Investment tax and jobs credit carryforward           21,000         51,000
                                                    ----------     ----------

                                                       445,000        500,000
Valuation allowance                                   (445,000)      (500,000)
                                                    ----------     ----------

    Net deferred tax asset                         $       -      $       -
                                                    ==========     ==========


    There were no deferred tax liabilities at June 30, 1995. Deferred tax assets have been reduced by a valuation allowance as realization of some portion of these future tax benefits is subject to significant uncertainties. The net change in the valuation allowance for the year ended June 30, 1995, was $55,000.

    At June 30, 1995, the Company's net operating loss carryforwards totaled approximately $1,220,000 for financial reporting purposes expiring through 2008. Net operating loss carryforwards totaled approximately $649,000 for tax purposes and expire as follows:

                                              Amount of
                 Year of                         Loss
               Expiration                    Carryforward
               ----------                    ------------


               2002                          $ 67,000
               2003                           224,000
               2006                            65,000
               2007                           238,000
               2008                            55,000
                                              -------

                     Total                   $649,000
                                              =======


    Investment tax and new jobs credit carryovers approximate $21,000 at June 30, 1995 and expire at various dates through 2000.

7.  BUSINESS SEGMENT INFORMATION

    The Company's principal industry segment is book wholesaling. Other segments and transfers between segments are immaterial. Export sales were $9,524,537, $8,344,825, and $7,181,519 for the years ended June 30, 1995,
    1994, and 1993, respectively, of which approximately 80% were made to Pacific Rim countries. In addition, accounts receivable from export sales were $1,726,442, $1,418,251, and $1,529,259 at June 30, 1995, 1994, and
    1993, respectively.  Foreign sales are transacted in U.S. dollars.

                       Management's Discussion and Analysis
                              of Financial Condition
                             and Results of Operations
                       ------------------------------------

Sales in the three months ended March 31, 1996, decreased by $52,621 from $5,974,607 in the three month period ended March 31, 1995, to $5,921,986, or about 88/100 of one percent decrease. The Company classifies its sales as either sales to customers in North America or sales to customers outside of North America. Sales to customers in North America decreased $115,510 in the three month period ending March 31, 1996, from $3,499,925 to $3,384,415, or
3.30 percent and sales to customers outside of North America in the three month period ending March 31, 1996, increased by $224,543 from $2,474,682 to $2,537,571, or 9.07 percent. Although the Company does not keep specific data on sales in North America broken down by country, i.e., the United States, Canada, and Mexico, management estimates that 90 percent of the sales to customers in North America are to customers in the United States and 10 percent are to customers in Canada. The Company does not sell to customers in Mexico. Management believes that sales to customers in the United States and Canada decreased in equal proportions. Thus, with respect to the decrease in sales to customers in North America during the three month period ended March 31, 1996, of $115,510, it is estimated that approximately $103,959 was attributable to sales to customers in the United States and $11,551 was attributable to sales to customers in Canada. During the three month period ending March 31, 1996, sales to customers outside North America slightly declined from 58.58 percent to 57.15 percent. The changes were too small for the Company to draw any conclusions concerning the reasons for the changes. The Cost of Goods in the three months ended March 31, 1996, declined by $72,854 to $4,953,800 in the three month period ending March 31, 1996, from $5,026,654 in the three month period ending March 31, 1995, or a decrease of 1.2 percent. This decrease in Cost of Goods is a result of attempts to improve terms on which the Company purchases its books from its suppliers and the decrease in sales. Operating and Administrative Expenses during the period ending March 31, 1996, increased by $47,239 from $845,282 in the three month period ending March 31, 1995, to $892,521 in the three month period ending March 31, 1996, or 5.59 percent. This is a result of an increased transportation costs for inbound and outbound freight and a charge of $14,565 related to the payment in stock of amounts owed to two employees under existing employment agreements. Interest expense during the period ending March 31, 1996, declined by $20,838 from $50,333 in the three month period ending March 31, 1995, to $29,494 in the three month period ending March 31, 1996, decreased by $6,218 from $52,388 during the three month period ending March 31, 1995, to $46,170 during the three month period ending March 31, 1996, or 15.97 percent. This is attributable to the decrease in interest expense resulting from the new banking arrangement into which the Company entered in June 1995, offset by higher transportation costs and the payment in stock mentioned above. This new banking arrangement benefits the Company in comparison to its previous banking arrangement by lower overall interest rates--prime rate plus six percent in the old arrangement compared to prime rate plus either 2 1/2 percent for amounts secured by non-North American accounts receivable or prime rate plus four percent secured by North American accounts receivable. In addition, the current banking arrangement credits cash deposited with the bank against borrowed amounts after only a holding period of two days compared with a holding period of five days plus transportation time from Portland, Oregon to the previous bank's location in New York City. With the current banking arrangement, there is not transportation time because the bank is located in Portland, Oregon and funds are deposited the day they are received. At April 1, 1996, the Company had available for borrowing under its lines of credit an amount equal to $419,485.

Sales in the nine month period ending March 31, 1996, increased by $305,749 from $17,247,205 in the nine month period ending March 31, 1995, to $17,552,954, or 1.77 percent. The Cost of Goods in the nine month period ending March 31, 1996, increased by $304,639 from $14,433,214 during the nine month period ending March 31, 1995, to $14,737,853 during the nine month period ending March 31, 1996, or 2.11 percent. Most of the change in Cost of Goods can be explained by increased sales. There was a slight decrease in discounts from suppliers of books and increase in discounts to customers that account for the 28/100 of one percent increase in Cost of Goods from the nine month period ending March 31, 1995, to March 31, 1996. Operating and Administrative costs increased by $50,573 from $2,530,393 in the nine month period ending March 31, 1995, to $2,580,966 in the nine month period ending March 31, 1996, or two percent. Most of this change can be attributed to higher transportation costs both for freight arriving from publishers, suppliers, and distributors, and outbound freight to customers. Interest expense decreased during the nine month period ending March 31, 1996, from $132,611 in the nine month period ending March 31,1995, to $65,017, or 50.97 percent. The discussion concerning the changes in the Company's banking arrangement that affect the Company's interest expenses also applies to the nine month period ending March 31, 1996. Net income increased during the nine month period ending March 31, 1996, by $3,566 from $150,987 during the nine month period ending March 31, 1995, to $154,553 during the nine month period ending March 31, 1996, or 2.36 percent. This increase is attributable to the factors discussed above including increases in sales, Cost of Goods, Operating and Administrative costs, and a decrease in interest expense.

Net cash used in operating activities was $859,000 for the nine month period ended March 31, 1996. Approximately $688,000 and $234,000 of this amount related to a decrease in accounts payables and an increase in book inventories, respectively, while $322,000 related to an increase in the Company's receivables offset by a $216,000 increase in deferred revenues and net income of $154,553. Net cash used in investing activities consisted of approximately $75,000 for additions to office furnishings and equipment. Net cash provided by financing activities was approximately $934,000 due mainly to an increase in the bank overdraft of $1,112,000 offset by a decrease of $20,000 in payments on long term debt. The net change in cash was zero due to the fact that the Company had a bank overdraft at the end of the period. At March 31, 1996, the Company's bank overdraft equaled $1,328,600 and its working capital deficit equaled $774,772 (current assets less current liabilities).

Overdue foreign receivables continue to run at high levels with approximately 17 percent of foreign receivables over normal terms. Foreign receivables over normal terms represent eight percent of total receivables of the Company. As stated in prior periods, it is expected that this will improve with the end of many foreign libraries' fiscal years in March as well as continued collection efforts. These efforts will include a series of actions beginning with dunning letters to the libraries' Accounts Payable Office from the Company's Accounts Receivable Clerk accompanied by copies of statements of all of the invoices which are open and outstanding with the particular customer, and copies of particular invoices which are overdue. If no action or acknowledgment of the issues raised is received within 30 days from the date of the original dunning letter, another dunning letter to the libraries' Accounts Payable Office is sent this time from the Company's Controller asking for action and response directly to the Controller. The Controller's telephone number, electronic mail address, and the Company's facsimile number are all included to make communication as quick and easy as possible. The Salesperson and Customer Service Representative for the libraries involved are also notified at this time and requested to provide background on any issues that may effect the libraries' payments. These issues can include problems with items billed on particular invoices, staffing problems at the library, invoicing issues related to the preparation of the invoices by the Company, or issues related to a customs clearance. If no action or acknowledgment of the issues raised is received within another 30 days from the date of the last dunning letter and no extenuating circumstances are raised by either the Salesperson or the Customer Service Representative, another dunning letter to the libraries' Accounts Payable Office is sent this time from the Company's President asking for action and response directly to the President. The President's telephone number, electronic mail address, and the Company's facsimile number are all included to make communication as quick and easy as possible with an additional statement that the President will be contacting the Librarian personally if no response is received or efforts to resolve outstanding issues are not made. Since virtually all of the Company's library customers outside of North America are financed by governmental agencies, payment is usually received after this process has begun. It is anticipated that this process will be successful, but the Company is prepared to take steps not outlined above if particular situations arise that are not resolved. This situation occurred only once in the Company's history when a payment was made by a customer outside of North America, but the check was non-collectable, because the bank on which the check was drawn declared insolvency before the check cleared. The Company sought legal help in the country where the customer was located and the issue was resolved to the Company's satisfaction.

The Company has no plans to change its marketing and sales activities in countries outside of North America, because of this problem. The Company looks at all cost aspects of each of its customers and makes appropriate adjustments in pricing for customers based on the nature of the services and other issues related to servicing each customer. One of the aspects considered in this process is the collectability of accounts receivable.

This report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which are based on current expectations, involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, variability in freight costs, price pressures from both suppliers and customers, delays in collecting account receivables (particularly, from foreign customers), trends in the library industry toward non-book materials, cancellation of orders, and the risk factors and assumptions specifically mentioned in this report and those listed from time to time in the Company's SEC reports. The forward-looking statements should be considered in light of risks and uncertainties.

                               BOOK CENTERS, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet
                                  (Unaudited)


                                                       3/31/96        6/30/95
                                                     ----------     ----------


ASSETS

Current assets:
Accounts receivable, net of allowance for
  doubtful accounts of $40,274 and $24,525           $3,775,625     $3,453,628
Book inventories                                      1,317,719      1,083,856
Prepaid expenses                                        266,586        254,381
                                                      ---------      ---------

    Total current assets                              5,359,930      4,791,865

Office furnishings and equipment, at cost
  less accumulated depreciation of
  $255,492 and $650,667                                 175,734        157,370

Other assets                                              2,395          ----
                                                      ---------      ---------
                                                     $5,538,059     $4,959,235
                                                      =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Bank overdraft                                      $1,328,600    $  216,421
  Notes payable                                          830,515     1,029,136
  Current portion of long-term debt                       24,757        16,649
  Accounts payable                                     2,385,456     3,073,561
  Deferred revenue                                     1,344,851     1,129,164
  Accrued expenses                                       220,523       262,097
                                                       ---------     ---------

    Total current liabilities                          6,134,702     5,727,028

Long-term debt, less current portion                      55,233        43,201
                                                       ---------     ---------

    Total liabilities                                  6,189,935     5,770,229

Stockholders' equity:

  Common stock, no par value, 50,000,000 shares
    authorized, 636,889 shares issued as of
    June 30, 1995, and 1,125,156 shares issued
    as of March 31, 1996                               1,216,160       688,837
  Paid in capital                                              0       428,988
  Deferred compensation expense                       (   22,222)        ----
  Accumulated deficit                                 (1,845,814)   (1,938,819)
                                                       ---------     ---------

    Total stockholders' deficit                       (  651,876)   (  820,994)
                                                       ---------     ---------

                                                      $5,538,059    $4,949,235
                                                       =========     =========

See notes to consolidated financial statements.


                              BOOK CENTERS, INC.
                               AND SUBSIDIARIES

                        Statement of Stockholders Equity
                 For the Nine Month Period Ended March 31, 1996


                                Common Stock
                           ----------------------   Additional                   Deferred         Total
                            Number                   Paid in     Accumulated   Compensation   Stockholders
                           of Shares     Amount      Capital       Deficit       Expense         Deficit
                           ---------   ----------   ----------   -----------   ------------   ------------
Balances, June 30, 1995      636,889   $  688,837   $ 428,988    $(1,936,819)  $      -       $  (820,994)

Compensation expense in       79,522   $   85,884   $ (78,727)   $    (7,157)  $      -       $      -
  the form of shares
  issued to directors of
  the Company for the
  period January 1,
  1995, through June 30,
  1995

Compensation expense in      161,833   $  174,778   $(160,213)   $      -      $      -       $    14,565
  the form of shares
  issued to directors of
  the Company for the
  period July 1, 1996,
  through March 31, 1996

Unearned compensation        246,912   $  266,661   $(190,048)   $   (54,391)  $  (22,222)    $      -
  expense for the period
  April 1, 1996, through
  December 31, 1996

Net income                      -      $     -      $    -       $   154,553   $     -        $   154,553
                           ---------    ---------    --------     ----------    ---------      ----------

Balances, March 31, 1996  $1,125,158   $1,216,160   $    -       $(1,845,814)  $  (22,222)    $  (651,876)
                           =========    =========    ========     ==========    =========      ==========

See notes to consolidated financial statements.


                                BOOK CENTERS, INC.
                                 AND SUBSIDIARIES

                        Consolidated Statement of Operations
                                   (Unaudited)


                                                           For the
                                                      Three Month Periods
                                                       Ended March 31,
                                                   ---------------------------
                                                      1996             1995
                                                   ----------       ----------

Net sales                                          $5,921,986       $5,974,607

Expenses:
  Cost of goods sold                                4,953,800        5,026,654
  Operating and administrative                        892,521          845,282
  Interest                                             29,495           50,333
                                                    ---------        ---------

    Total expenses                                  5,875,816        5,922,269

Income (loss) before taxes                             46,170           52,388

Income taxes                                            ----             ----
                                                    ---------        ---------

Net income (loss)                                      46,170           52,388
                                                    =========        =========

Earnings (loss) per share based on weighted
  weighted average number of shares
  outstanding of 808,587):
  Income (loss)                                    $      .06       $      .08
                                                    ---------        ---------

    Net income (loss) per share                    $      .06       $      .08
                                                    =========        =========

See notes to consolidated financial statements.


                                BOOK CENTERS, INC.
                                 AND SUBSIDIARIES

                       Consolidated Statement of Cash Flows
                                    (Unaudited)


                                                             For the
                                                        Nine Month Periods
                                                         Ended March 31,
                                                   ---------------------------
                                                      1996             1995
                                                   ----------       ----------


CASH FLOWS FROM OPERATING ACTIVITIES:

Operations:
  Net income (loss)                                $  154,553       $  150,987
  Gain on sale of equipment                             ----             ----

  Adjustments to reconcile net income
    (loss) to net cash used in operating
    activities:
    Depreciation and amortization                      56,353           49,838
    Shares issued to directors                         14,565            ----

Changes in account balances:

  Accounts receivable                              (  321,997)      (  476,060)
  Book inventories                                 (  233,863)      (  277,112)
  Prepaid expenses and other                       (   14,605)      (   47,567)
  Accounts payable                                 (  688,105)      (  221,260)
  Deferred revenue                                    215,687          578,018
  Accrued expenses                                 (   41,574)      (   52,448)
                                                    ---------        ---------

Net cash provided by (used in)
  operating activities                             (  858,986)      (  295,604)
                                                    ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Additions to office furnishings
  and equipment                                    (   74,712)      (   35,057)
Other                                                    ----       (       13)
                                                    ---------        ---------

Net cash used in investing activities              (   74,712)      (   35,070)
                                                    ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Net increase in bank overdraft                    1,112,179          725,680
  Net increase (decrease) in notes payable
    to commercial factors                          (  198,621)      (  375,169)
  Net (payments) borrowings on long term debt          20,140       (   19,837)
                                                    ---------        ---------

Net cash provided by (used in)
  financing activities                                933,698          330,674
                                                    ---------        ---------

  Net increase (decrease) in cash                           0                0

  Cash, beginning of period                                 0                0

  Cash, end of period                             $         0      $         0
                                                    =========        =========

See notes to consolidated financial statements.


                                BOOK CENTERS, INC.
                                 AND SUBSIDIARIES

                       Consolidated Statement of Operations
                                   (Unaudited)


                                                            For the
                                                       Nine Month Periods
                                                        Ended March 31,
                                                  ----------------------------
                                                      1996             1995
                                                  -----------      -----------


Net sales                                         $17,552,954      $17,247,205

Expenses:
  Cost of goods sold                               14,737,853       14,433,214
  Operating and administrative                      2,595,531        2,530,393
  Interest                                             65,017          132,611
                                                   ----------       ----------

    Total expenses                                 17,398,401       17,096,218

Income (loss) before taxes                            154,553          150,987

Income taxes                                            ----             ----
                                                   ----------       ----------

Net income (loss)                                 $   154,553      $   150,987
                                                   ==========       ==========

Earnings (loss) per share (based on
  weighted average shares outstanding
  of 694,544):
  Income (loss)                                           .22              .24
                                                   ----------       ----------

  Net income (loss) per share                     $       .22      $       .24
                                                   ==========       ==========

See notes to consolidated financial statements.


                                BOOK CENTERS, INC.
                                 AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                    (Unaudited)

NOTE A:  Earnings (loss) per Common Share
- -----------------------------------------

Earnings (loss) per common shares based on the average weighted number of common shares outstanding. The number of shares outstanding at March 31, 1996, was 1,125,156 and at March 31, 1995, was 636,889.

The Company and Mr. Daniel P. Halloran, an executive officer, director, and shareholder, entered into an amendment to his Employment Agreement on May 6, 1996, effective February 29, 1996, by the terms of which the Company issued to him 260,767 shares of common stock, at nine cents per share in payment of compensation in the amount of $23,469 the Company owed and would owe to him under his Employment Agreement. The Company and Mr. Barry E. Fast, an executive officer, director, and shareholder, also entered into an amendment to his Employment Agreement on May 8, 1996, effective February 29, 1996, by the terms of which the Company issued to him 227,500 shares of common stock, at nine cents per share, in payment of compensation in the amount of $20,475 the Company owed and would owe to him under his Employment Agreement. On February 29, 1996, the Company's Board of Directors approved the issuance of these shares in order to pay to Messrs. Halloran and Fast the compensation they had deferred since the beginning of 1995 and would defer through the expiration of the term of their Employment Agreements on December 31, 1996, to permit the Company to pay interest on its line of credit and to finance its operations. The Board of Directors approved the issuance of these shares to them as of February 29, 1996, but subject to the Company's subsequent determination of the amount of compensation they had deferred and would defer under their Employment Agreements through December 31, 1996, and of the number of shares to be issued and subject to the negotiation and execution of written amendments to their Employment Agreements. A copy of the amendments were included with the March 1996 Form 10-Q filed on May 15, 1996 as Exhibits 10.20 and 10.21.

NOTE B: Stockholders' Equity
- ----------------------------

Additional paid-in capital was reduced to zero as a result of the difference between the par value and the market value of the common stock on the date of the issuance of the shares of common stock to Messrs. Halloran and Fast in February 1996. See Note A to Consolidated Financial Statements. Any remaining difference was allocated to accumulated deficit as follows:

Shares issued to directors                     488,384

Multiplied by:

Difference between par value and
market value of common stock
[($1.08 per less $.09 market) = $.99]             $.99
                                              --------

Subtotal                                      $438,988

Less:

Total additional paid-in capital             ($428,988)
                                              --------

Remaining amount allocated to
accumulated deficit                           $54,396

                                    ANNEX A

                             ARTICLES OF AMENDMENT
                                      OF
                              BOOK CENTERS, INC.


          Pursuant to the provisions of ORS 60.431, the undersigned corporation executes the following Articles of Amendment to its Restated Articles of Incorporation filed June 15, 1988 (as amended by Articles of Amendment filed October 4, 1990):

          1. The name of the corporation prior to amendment is: Book Centers, Inc.

          2. State the article number(s) and set forth the article(s) as it is amended to read. Indicate the date each amendment was adopted.

          The following amendment to Section 1 of Article III of the Articles of Incorporation was adopted on May 30, 1996:

          1. Classes of Shares. The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred" and "Common." The total number of Preferred shares is 20,000,000 and the total number of Common shares is 500. Upon the filing of these Articles of Amendment, each 100,000 issued and outstanding Common shares shall be reverse split into one Common share. Each record holder of Common shares whose aggregate number of Common shares held of record is less than 100,000 Common shares shall be deemed by the Corporation to hold a fractional Common share. All such fractional Common shares are hereby cancelled immediately. The holder of such fractional Common share shall be entitled to a cash payment equal to nine cents per Common share (pre-reverse split) upon proper surrender of the holder's certificate or certificates therefor.

          3.  Check the appropriate statement:

          _____  Shareholder action was not required to adopt the amendment(s).

          __x__ Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:


                   Number of       Number of
                     Shares     Votes Entitled      Number of     Number Votes
Class of Shares   Outstanding     to be Cast     Votes Cast For   Cast Against
- ---------------   -----------   --------------   --------------   ------------


Common            1,125,156     1,125,156


Page 1 - ARTICLES OF AMENDMENT

          4.  Other provisions, if applicable:  None.

Execution:

                              Daniel P. Halloran            President
- -------------------------------------------------------------------------------
Signature                     Printed Name                  Title

Person to contact about this filing:

David R. Ludwig                                 (503) 228-6044
- -------------------------------------------------------------------------------
Name                                         Daytime Phone Number

Page 2 - ARTICLES OF AMENDMENT

                                    ANNEX B

                       SECTIONS 60.551 TO 60.594 OF THE
                        OREGON BUSINESS CORPORATION ACT

               (Right to Dissent and Obtain Payment for Shares)

     60.551  Definitions for 60.551 to 60.594.  As used in ORS 60.551 to
60.594:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

     (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     60.554 Right to dissent. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

     (a) Consummation of a plan of merger to which the corporation is a party if a shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

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     (B)  Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan or merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.

     60.557 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

                      (Procedure for Exercise of Rights)

     60.561 Notice of dissenters' rights. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholder's meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

     (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to dissenters' rights the dissenters' notice described in ORS 60.567.

     60.564 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' right shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholders' shares under this chapter.

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     60.567  Dissenters' notice.  (1)  If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

     (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

     (a) State where the payment demand shall be sent and where and when certificated shares shall be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

     (e)  Be accompanied by a copy of ORS 60.551 to 60.594.

     60.571 Duty to demand payment. (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

     60.574 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     60.577 Payment. (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2)  The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)  An explanation of how the interest was calculated;

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

     (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

     (e)  A copy of ORS 60.551 to 60.594.

     60.581 Failure to take action. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

     60.584 After-acquired shares. (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

     60.587 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS
60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair market value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

     (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

                        (Judicial Appraisal of Shares)

     60.591 Court action. (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation, without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

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     (3)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding is entitled to judgment for:

     (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

     (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

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

     60.594 Court costs and counsel fees. (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

     (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefitted.

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                              BOOK CENTERS, INC.
                           5600 N.E. HASSALO STREET
                            PORTLAND, OREGON 97213

PROXY SOLICITED FOR SPECIAL MEETING OF STOCKHOLDERS, SEPTEMBER 10, 1996

The undersigned hereby appoints Daniel P. Halloran and Barry E. Fast, and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each, to vote on behalf of the undersigned at the Special Meeting of Stockholders of BOOK CENTERS, INC. to be held at 5600 N.E. Hassalo Street, Portland, Oregon 97213, on Tuesday, September 10, 1996, at 10:00 a.m., local time, and at any adjournment or postponement of such meeting, all shares of Common Stock, no par value, of BOOK CENTERS, INC. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described herein.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOOK CENTERS, INC. PLEASE MARK, SIGN, AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY MAY BE REVOKED BY A PROXY EXECUTED AT A LATER DATE OR OTHERWISE, AS SET FORTH IN THE BOOK CENTERS, INC. PROXY STATEMENT WHICH ACCOMPANIED THIS CARD.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE ARTICLES OF AMENDMENT (AS DESCRIBED IN BOOK CENTERS, INC.'S PROXY STATEMENT DATED AUGUST 20, 1996).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE ARTICLES OF AMENDMENT (AS DESCRIBED IN BOOK CENTERS, INC.'S PROXY STATEMENT DATED AUGUST 20, 1996).

1. THE PROPOSAL TO APPROVE AND ADOPT THE ARTICLES OF AMENDMENT (as the same is described in Book Centers, Inc.'s Proxy Statement dated August 20, 1996.

                     FOR [__]  AGAINST [__]  ABSTAIN [__]

2. In their discretion, the parties are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

SIGNATURE(S) _____________________________________ DATED ________________, 1996
Please sign exactly as name appears on this card. Joint owners should each sign. If signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which signing. If a corporation, please sign full corporate name and sign authorized officer's name and title. If a partnership, please sign in partnership name and sign authorized person's name and title.